EXHIBIT 1.1

                               2,400,000 Shares
                $2.00 Convertible Exchangeable Preferred Stock

                         KAPSON SENIOR QUARTERS CORP.

                              PURCHASE AGREEMENT

                                                              New York, New York
                                                                    July 1, 1997

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Forum Capital Markets L.P.
53 Forest Avenue
Old Greenwich, Connecticut 06870

Wheat, First Securities, Inc.
901 East Byrd Street
Richmond, Virginia  23219

Ladies and Gentlemen:

      Kapson Senior Quarters Corp., a Delaware corporation (the "Company"), proposes to issue and sell to Raymond James & Associates, Inc., Forum Capital Markets L.P. and Wheat, First Securities, Inc. (the "Initial Purchasers") 2,000,000 shares of its $2.00 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"). Such 2,000,000 shares of Preferred Stock are hereafter referred to as the "Firm Shares." Upon the request of the Initial Purchasers, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Initial Purchasers up to an additional 400,000 shares of Preferred Stock. Such 400,000 shares of Preferred Stock are hereinafter referred to as the "Option Shares." The Firm Shares and the Option Shares collectively constitute all of the Shares. The Shares will be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and are exchangeable at the option of the Company for the Company's 8% Convertible Subordinated Notes (the "Notes"). The Notes will be issued pursuant to an indenture to be entered into between the Company and The Bank of New York or an equivalent trustee selected by the Company, as trustee (the "Trustee"), substantially in the form of, and having the terms and conditions contained in, the form of indenture (the "Indenture") attached hereto. The Shares, the Notes and the shares of Common Stock issuable upon conversion of the Shares or Notes (the "Conversion Shares") are hereinafter referred to sometimes collectively as the "Securities." The Company hereby confirms its agreement with the Initial Purchasers with respect to the sale by the Company and the purchase by the Initial Purchasers of the Shares, as set forth herein.


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      The Shares will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering circular dated June 17, 1997 (the "Preliminary Offering Circular"), and a final offering circular dated July 1, 1997 (including the financial statements included therein and the notes thereto, the "Offering Circular"), setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offering and sale of the Preferred Stock (the "Offering").

      Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") between the Initial Purchasers and the Company, dated concurrently herewith. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover public resales of the Securities by the holders thereof.

      Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Circular. For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable.

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers as of the date hereof, and as of the Closing Date and each Option Closing Date (as defined in Section 2(b) hereof), if any, as follows:

            (a) The Offering Circular, as of its date, together with each amendment or supplement thereto, as of its date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. The Offering Circular does not, and at the Closing Date and any Option Closing Date will not, and any amendment or supplement thereto, if any, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein (the "Initial Purchasers' Information"). The parties acknowledge and agree that the Initial Purchasers' Information consists solely of the last paragraph at the bottom of the front cover page concerning the terms of the offering by the Initial Purchasers, the legends concerning the Initial Purchasers' Option and trading activities of the Initial Purchasers and their affiliates on the inside front cover page and the paragraphs under the caption "Plan of Distribution" in the Offering Circular. No order suspending or preventing the sale of the Securities in any jurisdiction has been issued or threatened or, to the knowledge of the Company, is contemplated.

            (b) The Company is subject to Section 13 or 15(d) of the Exchange Act. The documents incorporated by reference into the Offering Circular (the "Incorporated Documents"), when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such


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amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and when read together with the Incorporated Documents did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any Incorporated Documents filed subsequent to the date of the Offering Circular shall, when filed with the Commission, conform in all material respects to the applicable requirements of the Securities Act, the Rules and Regulations and the Exchange Act, as applicable. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act (the "SEC Documents") have been filed, together with all exhibits required to be filed therewith. The documents and agreements so filed which are described in the Offering Circular are in full force and effect on the date hereof (unless noted otherwise in the Offering Circular) and neither the Company nor any of its direct and indirect subsidiaries identified on Annex I hereto (collectively, the "Subsidiaries"), nor, to the knowledge of the Company, any other party thereto is in breach of or default under a material provision of any such document or agreement, which breach or default, if left uncured, would have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The descriptions in the Offering Circular of agreements, contracts and other documents to which the Company or any of the Subsidiaries is a party or by which any of them is bound fairly present in all material respects the information that would be required to be presented with respect thereto under United States federal securities laws.

            (c) The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, except to the extent such concept is inapplicable in such jurisdiction. Each of the Company and the Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing (each of which jurisdictions is designated on Annex I hereto), except where the failure to be so qualified or licensed would not have a Material Adverse Effect or where such concept is inapplicable in such jurisdiction. Each Subsidiary which accounted for more than 5% of the Company's consolidated assets at April 30, 1997 or more than 5% of the Company's consolidated revenues during the 12 months then ended or which is reasonably expected to exceed such percentages with respect to the Company's next four fiscal quarters ending after the date hereof are indicated on Annex I hereto, and all such Subsidiaries are hereinafter referred to collectively as the "Material Subsidiaries." Except as set forth on Annex I, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries, and none of the Subsidiaries owns or controls directly or indirectly, any corporation, association or other entity. Except as set forth on Annex I, the Company owns, either directly or through other Subsidiaries, all of the outstanding capital stock of each Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all requisite authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Offering Circular, except where the failure to have any such power, authority, authorization, approval, order license, certificate, franchise or permit would not have a Material Adverse Effect; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, except where


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the failure to be in compliance would not have a Material Adverse Effect; and
neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (d) The Company has an authorized capitalization as set forth in the Offering Circular and will have the adjusted capitalization as of the period indicated therein, based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement, the Indenture, and as set forth in the Offering Circular (including the notes to the financial statements set forth therein). The Company's capital stock and the Securities conform in all material respects to all statements with respect thereto contained in the Offering Circular. All issued and outstanding equity securities of the Company or any of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, as applicable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any security holder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

            (e) The Preferred Stock has been duly authorized and, when issued, delivered and paid for in the manner contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Preferred Stock or the Notes will, upon such issuance, in accordance with the terms of the Certificate of Designations or the Indenture, as the case may be, be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance upon conversion of the Preferred Stock or the Notes the shares of Common Stock issuable upon such conversion. The Preferred Stock and the Conversion Shares are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken for the authorization, issue and sale of the Preferred Stock and the Conversion Shares has been duly and validly taken; and the certificates representing the Preferred Stock and the Conversion Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms of this Agreement of the Preferred Stock to be sold by the Company hereunder, the Initial Purchasers will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

            (f) The Notes, if issued, will be issued pursuant to the terms and conditions of the Indenture, and the Indenture and the Registration Rights Agreement each conform to the description thereof contained in the Offering Circular. At the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Notes have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The Notes are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company


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or any of the Subsidiaries; all corporate action required to be taken for the authorization and issue of the Notes has been duly and validly taken; and the certificates representing the Notes will be in due and proper form.

            (g) The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Preliminary Offering Circular and the Offering Circular fairly present the financial position, income, changes in stockholders' equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and such historical financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved; the pro forma financial information included in each Preliminary Offering Memorandum and the Offering Memorandum presents fairly the information shown therein in accordance with Article 11 of Regulation S-X. Except as described in or contemplated by the Offering Circular, (i) there has been no material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, since the date of the latest financial statements included in the Offering Circular and (ii) the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Offering Circular. Financial information set forth in the Offering Circular under the headings "Summary Financial, Pro Forma and Operating Data," "Capitalization," "Selected Financial, Pro Forma and Operating Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Offering Circular, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Offering Circular.

            (h) Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company's financial statements (in accordance with generally accepted accounting principles). No tax deficiency has been asserted and no tax proceedings are pending or, to the knowledge of the Company, are threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

            (i) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Initial Purchasers in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Initial Purchaser of the Preferred Stock from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

            (j) Each of the Company and the Subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company engaged in similar businesses in similar industries, all of which insurance is in full force and effect.


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            (k) There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries, this Agreement, the Indenture, the Registration Rights Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement, the Indenture, or the Registration Rights Agreement or (ii) except as disclosed in or contemplated by the Offering Circular, would have a Material Adverse Effect.

            (l) The Company has full legal right, power, and authority to authorize, issue, deliver and sell the Preferred Stock, the Notes upon exchange of the Preferred Stock and the Conversion Shares upon conversion of the Preferred Stock or the Notes, as applicable, to enter into this Agreement, the Indenture, and the Registration Rights Agreement and to consummate the transactions provided for in such agreements and instruments; and this Agreement has been duly and properly authorized, executed and delivered by the Company and when the Company has duly executed and delivered the Registration Rights Agreement (assuming the due execution and delivery thereof by the Initial Purchasers) and the Indenture (assuming the due execution and delivery thereof by the Trustee), this Agreement, the Registration Rights Agreement and the Indenture each will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms; except to the extent that enforcement thereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). None of the Company's issue and sale of the Preferred Stock, the Notes upon exchange of the Preferred Stock and the Conversion Shares upon the conversion of the Preferred Stock or the Notes, as applicable, the execution or delivery of this Agreement, the Indenture, and the Registration Rights Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it and the Subsidiaries of their businesses as described in the Offering Circular or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries' properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties.

            (m) Neither the Company nor any of the Subsidiaries (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the


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Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (ii) or (iii) as would not have a Material Adverse Effect.

            (n) No consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, is required for the execution, delivery or performance of this Agreement, the Indenture, the Registration Rights Agreement or the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act or may be required under state securities or Blue Sky laws.

            (o) Subsequent to the respective dates as of which information is set forth in the Offering Circular, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) issued any securities (other than upon the issuance or exercise of options pursuant to the Company's 1996 Stock Incentive Plan), or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business, (ii) entered into any material transaction other than in the ordinary course of business or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any change in the capital stock (excluding changes contemplated by clause (i) hereof) or long term debt of the Company and the Subsidiaries taken as a whole.

            (p) The Company and the Subsidiaries are materially in compliance with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the knowledge of the Company, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. Except for changes arising out of a unionizing election held in respect of Senior Quarters at Cranford on November 8, 1996, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

             (q) No "employee pension benefit plan," "employee welfare benefit plan" or "multi-employer plan" of the Company ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any trust created thereunder has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") which could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30- day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as


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

they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

            (r) Neither the Company or any of the Subsidiaries, nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

             (s) Each of the Company and the Subsidiaries (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, owned or licensed by the Company and the Subsidiaries and used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and the Subsidiaries, infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity, except those disclosed in the Offering Circular or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

            (t) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business and are reflected as owned or leased by it in the financial statements included in the Offering Circular, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions except those disclosed in the Offering Circular or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property.

            (u) Coopers & Lybrand L.L.P. are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

            (v) The Preferred Stock and the Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is approved for listing on the Nasdaq National Market under the symbol "KPSQ." The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such trading.

            (w) Neither the Company nor any of the Subsidiaries has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other


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person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

            (x) Except as set forth in the Offering Memorandum or the SEC Documents, no officer, director or 5% or greater stockholder of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly,
(i) a material interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of the Subsidiaries or (B) purchases from or sells or furnishes to the Company or any of the Subsidiaries any goods or services or
(ii) a material beneficiary interest in any contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or affected.

            (y) The minute books of the Company have been made available to the Initial Purchasers, contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.

            (z) Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in compliance with all applicable existing Environmental Laws, except for such instances of noncompliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. To the best of the Company's knowledge, no disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the Offering Circular, to the best of the Company's knowledge: (i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (ii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

            (aa) The Company is not an "investment company" or a company controlled by an "investment company" or, an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (bb) None of the Company, the Subsidiaries, nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Preferred Stock under the Securities Act.

            (cc) None of the Company, the Subsidiaries, nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company and any other person acting on its or their behalf has engaged, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (dd) Assuming the accuracy of the Initial Purchasers' representations in Section 2(c) hereof and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Preferred Stock and the offer, resale and delivery of the Preferred Stock in the manner contemplated by this Agreement and the Offering Circular, to register the Preferred Stock, the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

      2. Purchase by the Initial Purchasers.

            (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the Firm Shares at a purchase price equal to $25 per share.

            (b) In addition, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Initial Purchasers to purchase any or all of the Option Shares at a price equal to $25 per share. Such option will expire 60 days after the date hereof, and may be exercised in whole or in part from time to time upon written notice by the Initial Purchasers to the Company setting forth the aggregate number of Option Shares as to which the Initial Purchasers are then exercising the option and the time and date of delivery and payment therefor. Any such time and date of delivery and payment (an "Option Closing Date") shall be determined by the Initial Purchasers, but shall not be later than five full business days after the exercise of such option unless otherwise agreed by the Company and the Initial Purchasers; provided that the Option Closing Date may not occur prior to the Closing Date.

            (c) The Initial Purchasers have advised the Company that they intend, as promptly as they deem appropriate after the Company shall have furnished the Initial Purchasers with copies of the Offering Circular, to resell the Preferred Stock pursuant to the procedures and upon the terms set forth in the Offering Circular and in compliance with applicable securities laws, including not to solicit any offer to buy or offer to sell the Preferred Stock by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Initial Purchasers warrant and agree with the Company that they have solicited and will solicit offers (the "Exempt Resales") for Preferred Stock only in compliance with applicable securities laws and only from, and will offer Preferred Stock only to, persons that they reasonably believe to be (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("QIBs")) in transactions that meet the requirements for an exemption from the registration requirements of the Securities Act under Rule 144A or (ii) to a limited number of "institutional accredited investors" (as defined in Regulation D under the Securities Act and of the types described in the Offering Circular ("Institutional Accredited Investors")) that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A of the Offering Circular. The QIBs and the Institutional Accredited Investors are referred to herein as "Eligible Purchasers." Each of the Initial Purchasers represents and warrants that it is an Institutional Accredited Investor with such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of an investment in the Preferred Stock, and is acquiring its interest in the Preferred Stock not with a view to the distribution or resale thereof, except resales in compliance with the registration requirements or exemption provisions of the Securities Act and that neither it, nor anyone acting on its behalf, will offer the Preferred Stock so as to bring the issuance and sale of the Preferred Stock within the provisions of Section 5 of the Securities Act. The Company acknowledges and agrees that the Initial Purchasers may sell Preferred Stock to any of their affiliates and any such affiliate may sell Preferred Stock purchased by it to the Initial Purchasers. Each of the Initial Purchasers agrees that, prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Preferred Stock purchased from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Circular (and any amendment thereof or supplement thereto that the Company shall have furnished to the Initial Purchasers prior to the date of such confirmation of sale).

      3. Delivery of and Payment for the Shares. Delivery of, and payment for, the Firm Shares shall be made at 9:00 a.m., New York City time, on July 3, 1997, or at such other date or time as shall be agreed by the Initial Purchasers and the Company (such date and time being referred to herein as the "Closing Date"). Delivery of, and payment for, the Firm Shares and the Option Shares shall be made at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, or any such other place as shall be agreed by the Initial Purchasers and the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchasers certificates for the Firm Shares against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. On each Option Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchasers certificates for the Option Shares purchased thereat against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. Upon delivery, the Preferred Stock shall be in global form, in such denominations and registered in such names, or otherwise, as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company shall make the certificates for the Preferred Stock available for inspection by the Initial Purchasers in New York, New York, not later than one full business day prior to the Closing Date.

      4. Covenants and Agreements of the Company. The Company covenants and agrees with the Initial Purchasers as follows:

            (a) During the period ending 60 days after the date hereof to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event of which the Company is aware which makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly upon learning of any order preventing or suspending the use of the Preliminary Offering Circular or the Offering Circular, of the suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction and of learning of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Circular or of the Offering Circular or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time.

            (b) To furnish promptly to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular (and of any amendments or supplements thereto) as may be reasonably requested; to furnish to the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Circular signed by the accountants rendering such report; and the Company hereby consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, in connection with Exempt Resales of the Preferred Stock.

            (c) If the delivery of the Offering Circular is required at any time in connection with the sale of the Preferred Stock and if at such time the Company becomes aware of any events that have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Circular is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Circular in order to comply with any law, to notify the Initial Purchasers immediately after learning thereof, and to promptly prepare and furnish to the Initial Purchasers an amended Offering Circular or a supplement to the Offering Circular so that statements in the Offering Circular, as so amended or supplemented, will not, in light of the circumstances under which they were made when it is so delivered, be misleading, or so that the Offering Circular will comply with applicable law. The Initial Purchasers' delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (d) During the five-year period following the Closing Date, provided any of the Preferred Stock or the Notes remain outstanding, to furnish to the Initial Purchasers all reports, documents, information and financial statements filed by the Company with the Commission pursuant to the Trust Indenture Act, the Exchange Act or the Rules and Regulations.

            (e) During the two-year period following the Closing Date or the last Option Closing Date, if any, for so long as and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Preferred Stock or the Notes, to furnish to such holder, and to any prospective purchaser or purchasers of the Preferred Stock or the Notes designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Preferred Stock or the Notes, and prospective purchasers of the Preferred Stock or the Notes designated by such holders.

            (f) To use the proceeds from the sale of the Preferred Stock in the manner described in the Offering Circular under the caption "Use of Proceeds."

            (g) In connection with the Offering, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers.

            (h) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities.

            (i) Except following the effectiveness of the Shelf Registration Statement, to not authorize or knowingly permit any person acting on its behalf to solicit any offer to buy or offer to sell the Preferred Stock by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (j) To not, and to use its reasonable best efforts to ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Preferred Stock in a manner that would require the registration of the Preferred Stock under the Securities Act.

            (k) To not, so long as the Preferred Stock or the Notes are outstanding, be or become (and use its best efforts not to be or become owned by) an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become (and use its best efforts not to be or become owned by) a closed-end investment company required to be registered, but not registered thereunder.

            (l) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify the Preferred Stock for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Stock; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject it to taxation in any jurisdiction where it is not so qualified or so subject.

            (m) To comply with the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Preferred Stock and Notes for "book-entry" transfers.

            (n) In connection with the Offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Preferred Stock, to not and use reasonable efforts to not permit any affiliated purchasers (as defined in Regulation M under the Exchange
Act), either alone or with one or more other persons, to bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Preferred Stock or Common Stock, or attempt to induce any person to purchase any Preferred Stock; and to not and use reasonable efforts to not permit any of its affiliated purchasers to make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Preferred Stock.

            (o) Prior to the Closing Date, to not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without prior consultation with the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law.

            (p) To not take any action after the date hereof and prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

            (q) To not take any action prior to the Closing Date which in the Company's reasonable judgment would require the Offering Circular to be amended or supplemented pursuant to Section 4(c) hereof.

            (r) To maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Preferred Stock and the Common Stock.

            (s) For a period ending on the earlier of five years from the date hereof, to use its best efforts to maintain the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market listing of the Preferred Stock, to the extent outstanding, and the Nasdaq National Market listing of the Common Stock.

      5. Payment of Expenses.

            (a) The Company hereby agrees to pay all of the following expenses and fees incident to the performance of the obligations of the Company under this Agreement, the Indenture and the Registration Rights Agreement, including, regardless of whether any sale of the Preferred Stock to the Initial Purchasers is consummated: (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), delivery and mailing (including the payment of postage with respect thereto) of each Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Preferred Stock or the Notes, (iv) costs and expenses of travel, food and lodging of Company personnel in connection with the "road show," information meetings and presentations, (v) fees and expenses of the transfer agent and registrar, (vi) fees and expenses of the Trustee, including the Trustee's counsel, in connection with the Indenture and the Notes, (vii) the fees payable to the NASD, CUSIP Service Bureau, and DTC incurred in connection with the listing of the Preferred Stock, the Notes and the Conversion Shares for trading in the PORTAL Market, (viii) the fees payable to the Commission and the Nasdaq National Market in connection with the filing of a registration statement with respect to the Preferred Stock, the Notes, and the Conversion Shares and the listing of the Conversion Shares on the Nasdaq National Market, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not specifically otherwise provided for in this Section.

            (b) If this Agreement is terminated for any reason, the Company shall reimburse and indemnify the Initial Purchasers for their actual accountable and reasonable out-of-pocket expenses, up to the limits and subject to the conditions set forth in the preceding paragraph.

      6. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

            (a) The Initial Purchasers shall not have advised the Company that the Offering Circular, or any supplement or amendment thereto, contains an untrue statement of fact which, in the Initial Purchasers' opinion, is material, or omits to state a fact which, in the Initial Purchasers' opinion, is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made when the Offering Circular is delivered, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on either the Closing Date or the relevant Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

            (b) On or prior to the Closing Date and each Option Closing Date, if any, the Initial Purchasers shall have received from McDermott, Will & Emery such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Offering Circular and other related matters as the Initial Purchasers may request.

            (c) On the Closing Date and each Option Closing Date, if any, the Initial Purchasers shall have received an opinion of Proskauer Rose LLP, counsel to the Company, dated the Closing Date, or such Option Closing Date, as the case may be, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and McDermott, Will & Emery, in substantially the form attached hereto as Annex II;

            (d) Proskauer Rose LLP shall state in the opinion letter contemplated by Section 6(c) that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company and the Subsidiaries and representatives of Initial Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular, on the basis of the foregoing, no facts have come to the attention of such counsel which has caused them to believe that the Offering Circular, as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and related notes, the pro forma financial information, or any other financial, statistical or accounting data included in the Offering Circular or excluded therefrom;

            (e) On or prior to the Closing Date and each Option Closing Date, if any, McDermott, Will & Emery shall have been furnished such documents and certificates as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in Section 6(b) above or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

            (f) On and as of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Offering Circular; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Offering Circular which is materially adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in default under any provision of any instrument relating to any material outstanding indebtedness; (iv) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Offering Circular; (v) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Offering Circular; and (vi) no order suspending or preventing the sale of the Securities shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened or, to the knowledge of the Company, contemplated by the Commission or any state regulatory authority.

            (g) On the Closing Date and each Option Closing Date, if any, the Initial Purchasers shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Offering Circular, this Agreement, the Indenture and the Registration Rights Agreement, and that:

            i) the representations and warranties of the Company in this Agreement, the Indenture and the Registration Rights Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement, the Indenture and the Registration Rights Agreement on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as the case may be;

            ii) no stop order suspending the qualification or exemption from qualification of the Securities shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

            iii) since the date of the most recent financial statements included in the Offering Circular, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole, except as set forth in the Offering Circular;

            iv) none of the Offering Circular or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made when the Offering Circular is delivered, not misleading; and

            v) subsequent to the respective dates as of which information is given in the Offering Circular: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Offering Circular; (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business, except as disclosed in the Offering Circular;
      (d) there has not been any change in the capital stock (other than pursuant to the Company's 1996 Stock Incentive Plan) or the long term debt of the Company or any of the Subsidiaries; (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or, to the Company's knowledge, threatened or contemplated against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which would, if decided adversely, have a Material Adverse Effect and which is required to be set forth in an amended or supplemented Offering Circular which has not been set forth; and (g) there has occurred no event which would be required to be set forth in an amended or supplemented prospectus if the Offering Circular were a prospectus included in a registration statement on Form S-1, which has not been set forth in an amendment or supplement to the Offering Circular.

            (h) On or before the date hereof the Initial Purchasers shall have received a letter, dated such date, addressed to the Initial Purchasers in form and substance satisfactory in all respects to the Initial Purchasers and McDermott, Will & Emery, from Coopers & Lybrand L.L.P.

            (i) On the Closing Date and each Option Closing Date, if any, the Initial Purchasers shall have received from Coopers & Lybrand L.L.P. a letter, dated as of the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm their statements made in the letter furnished pursuant to Section 6(h), except that the specified date referred to shall be a date not more than five days prior to the Closing Date or such Option Closing Date, as the case may be, and to the further effect that they have carried out procedures as specified in their letter furnished pursuant to Section 6(h) with respect to certain amounts, percentages and financial information as specified by the Initial Purchasers and deemed to be a part of the Offering Circular and have found such amounts, percentages and financial information to be in agreement with the records specified in their letter furnished pursuant to
Section 6(h).
 If there is more than one Option Closing, the obligations of the Company pursuant to this Section 6(i) shall be conditioned upon the payment by the Initial Purchasers of the fees and expenses of Coopers & Lybrand L.L.P. incurred to provide the foregoing letter at any Option Closing after the Initial Option Closing.

            (j) On the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Initial Purchasers the appropriate number of shares of Preferred Stock.

            (k) The Preferred Stock and the Notes shall have been approved by the National Association of Securities Dealers, Inc. for trading in The PORTAL Market.

            (l) Trading in the Common Stock shall not have been suspended by the Nasdaq National Market at any time.

            (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or the delivery of the Preferred Stock on the terms and in the manner contemplated in the Offering Circular.

            (n) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement on the date of this Agreement.

            (o) The Certificate of Designations shall have been duly executed and filed by the Company with the Secretary of State of the State of Delaware.

            (p) If any event shall have occurred that requires the Company under
Section 4(c) hereof to prepare an amendment or supplement to the Offering Circular, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof delivered to the Initial Purchasers.

            (q) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable and good faith judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Preferred Stock as contemplated hereby.

            (r) On or prior to the Closing Date and each Option Closing Date, if any, the Initial Purchaser shall have received a certificate signed on behalf of the Company by the secretary of the Company, in his capacity as such, dated the Closing Date or such Option Closing Date, as the case may be, as to:

            i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets;

            ii) the due adoption and full force and effect of the by-laws of the Company (with a copy of the by-laws attached);

            iii) resolutions adopted by the Board of Directors of the Company and/or a committee thereof authorizing the Offering and the consummation of the transactions contemplated by this Agreement, the Indenture, the Certificate of Designations and the Registration Rights Agreement (with copies of such resolutions attached); and

            iv) the incumbency, authorization and signatures of those officers of the company signing this Agreement, the Registration Rights Agreement and/or any certificate delivered at Closing.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Initial Purchasers.

      If any condition to the Initial Purchasers' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Initial Purchasers may terminate their obligations pursuant to Section 9 or, if the Initial Purchasers so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

      7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Initial Purchasers (for purposes of this Section 7, "Initial Purchasers" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls the Initial Purchasers ("controlling person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act), from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which the Initial Purchasers or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made at the time such Preliminary Offering Circular or Offering Circular is delivered, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with Initial Purchasers' Information and provided, further, that the Company shall not be liable to the Initial Purchasers under the indemnity agreement in this subsection (a) (i) with respect to any Preliminary Offering Circular to the extent that any such loss, liability, claim, damage or expense of the Initial Purchasers arises out of a sale of the Preferred Stock by such Initial Purchaser to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Circular (or of the Offering Circular as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchasers a reasonable time in advance and the loss, liability, claim, damage or expense of such Initial Purchaser results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Circular which was corrected in the Offering Circular (or the Offering Circular as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by the Initial Purchasers that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of the Initial Purchasers. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

            (b) The Initial Purchasers agree severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers, with respect to any Preliminary Offering Circular to the extent that any such loss, liability, claim, damage or expense of the Initial Purchasers arises out of a sale of the Preferred Stock by such Initial Purchaser to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Circular (or of the Offering Circular as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchasers a reasonable time in advance and the loss, liability, claim, damage or expense of such Initial Purchaser results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Circular which was corrected in the Offering Circular (or the Offering Circular as amended or supplemented), but only with respect to statements or omissions, if any, made as part of the Initial Purchasers' Information.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7(a) or (b) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

            (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Preferred Stock or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Stock (before deducting expenses) bear to the total discounts received by the Initial Purchasers hereunder, in each case as set forth in the table on the cover page of the Offering Circular. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (d), the Initial Purchasers shall not be required to contribute any amount in excess of the discount applicable to the Preferred Stock purchased by the Initial Purchasers hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

      8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date and each Option Closing Date, as the case may be, and the agreements of the Company and the provisions with respect to the payment of expenses contained in Sections 5 and 9 and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Preferred Stock to the Initial Purchasers.

      9. Termination.

            (a) Subject to subsection (b) of this Section 9, the Initial Purchasers shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has disrupted, or in the Initial Purchasers' reasonable and good faith opinion will in the immediate future disrupt the United States financial markets; or (ii) if any material adverse change in the United States financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if a moratorium in foreign exchange trading has been declared; or (vii) if the Company or any of the Subsidiaries shall have sustained a loss material to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Initial Purchasers' opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Initial Purchasers' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Preferred Stock.

            (b) If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 9(a) or 10 hereof or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Initial Purchasers, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6, 9 or 10 hereof), then the Company shall promptly reimburse and indemnify the Initial Purchasers for all of its reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchasers (less amounts previously paid pursuant to Section 5). Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 9 and 10 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

      10. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then the obligations of the Initial Purchasers under this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Initial Purchasers may, at their option, by notice from the Initial Purchasers to the Company, terminate the Initial Purchasers' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 9 hereof. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

      11. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be effective upon actual receipt. Notices to the Initial Purchasers shall be directed to them at Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Clarke B. Futch, Forum Capital Markets L.P., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Craig T. Slaughter, and Wheat, First Securities, Inc., 901 East Byrd Street, Richmond, Virginia 23219, Attention: Franklin M. Stokes, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, Attention: Timothy R.M. Bryant. Notices to the Company shall be directed to the Company at 242 Crossways Park Drive, Woodbury, New York 11797, Attention:
Raymond DioGuardi, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, Attention: Steven L. Kirshenbaum.

      12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Initial Purchasers, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Preferred Stock from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

      13. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to choice of law or conflict of laws principles.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

      15. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Initial Purchasers and the Company.

                                 *     *     *

      If the foregoing correctly sets forth the understanding between the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                       Very truly yours,

                                       KAPSON SENIOR QUARTERS CORP.


                                       By:/s/ Glenn Kaplan
                                          --------------------------------------
                                             Name:  Glenn Kaplan
                                             Title: Chairman and Chief Executive
                                                    Officer

Confirmed and accepted as of the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.

By:   /s/ David E. Thomas, Jr.
   -----------------------------------
      Name:  David E. Thomas, Jr.
      Title:  Senior Managing Director


FORUM CAPITAL MARKETS L.P.

By:   /s/ C. Keith Hartley
   -----------------------------------
      Name: C. Keith Hartley
      Title: Managing Partner


WHEAT, FIRST SECURITIES, INC.

By:   /s/ Katherine T. Merhige
   -----------------------------------
      Name:  Katherine T. Merhige
      Title:  Vice President

                                    ANNEX I

----------------------------------------------------------------------------------------
                                       State of       States of    Ownership     5%
                Name                 Incorporation  Qualification  Interest   Subsidiary
----------------------------------------------------------------------------------------
Kapson Senior Quarters Corp.              DE             NY           N/A        N/A
----------------------------------------------------------------------------------------
Commco Management Associates, Inc.        NY            None          100%       Yes
----------------------------------------------------------------------------------------
Kap Shore Development Corp.               NY            None          100%       Yes
----------------------------------------------------------------------------------------
Kapson Chestnut Ridge Development Corp.   NY            None          100%       Yes
----------------------------------------------------------------------------------------
Kapson Development Corp.                  NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Management Corp.                   NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Northport Development Corp.        NY            None          100%       Yes
----------------------------------------------------------------------------------------
Kapson H.K. Associates Holding Corp.      NY            None          100%       Yes
----------------------------------------------------------------------------------------
Senior Quarters Management Corp.          NY           NJ, PA         100%       Yes
----------------------------------------------------------------------------------------
Kapson Kew Gardens Corp.                  NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Riverdale Corp.                    NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Albany Crossgate Corp.             NY            None          100%       No
----------------------------------------------------------------------------------------
Larkfield Gardens Associates, L.P.        NY            None          100%       Yes
----------------------------------------------------------------------------------------
Chestnut Ridge Development, LLC           NY            None         50.1%       Yes
----------------------------------------------------------------------------------------
Kapson Albany, LLC                        NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Briarcliff Manor, LLC              NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Montville, LLC                     NY            None          100%       No
----------------------------------------------------------------------------------------
Kapson Rochester East, LLC                NY            None          100%       Yes
----------------------------------------------------------------------------------------
Kapson Rochester Manor, LLC               NY            None          100%       No
----------------------------------------------------------------------------------------
Montville Development, LLC                NY            None         23.75%      No
----------------------------------------------------------------------------------------
Riverdale Development LLC                 NY            None          51%        No
----------------------------------------------------------------------------------------
Albany Crossgate LLC                      NY            None                     No
----------------------------------------------------------------------------------------
Albany Development LLC                    NY            None                     No
----------------------------------------------------------------------------------------
Kew Gardens Senior Development LLC        NY            None         50.1%       No
----------------------------------------------------------------------------------------
Kapson Jamesburg Development Corp.        NJ            None          100%       No
----------------------------------------------------------------------------------------
Kapson Cranford Corp.                     NJ            None          100%       Yes
----------------------------------------------------------------------------------------
Senior Quarters at Forsgate, L.L.C.       NJ            None          10%        No
----------------------------------------------------------------------------------------
Kapson Glen Riddle Development Corp.      PA            None          100%       No
----------------------------------------------------------------------------------------
Kapson Chestnut Hill Corp.                PA            None                     No
----------------------------------------------------------------------------------------
Kapson Muhlenberg Corp.                   PA            None                     No
----------------------------------------------------------------------------------------
Kapson South Gulph Corp.                  PA            None                     No
----------------------------------------------------------------------------------------
Senior Quarters at Glen Riddle L.P.       PA            None          11%        No
----------------------------------------------------------------------------------------
Kapson Stamford Corp.                     CT            None          100%       Yes
----------------------------------------------------------------------------------------

================================================================================


                          KAPSON SENIOR QUARTERS CORP.

            Company

                                       and

                              THE BANK OF NEW YORK

            Trustee


                                    Indenture


                        Dated as of _________ ___, _____


================================================================================


                                Up to $60,000,000


                        8% Convertible Subordinated Notes

      INDENTURE dated as of ________ __, _____ between Kapson Senior Quarters Corp., a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee.

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Company's 8% Convertible Subordinated Notes (the "Notes"):

                               ARTICLE 1.

               DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

      "Affiliate" of a Person means any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise, and "controlling" or "controlled" have corresponding meanings.

      "Agent" means any Registrar, Paying Agent or Conversion Agent.

      "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof, except that, for purposes of the definitions of "Change of Control" and "Continuing Directors," "Board of Directors" means only the Board of Directors of the Company.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York are required or authorized by law or other governmental action to be closed.

      "Capital Stock" of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, "Capital Stock" means Capital Stock of the Company.

      "Change of Control" means the occurrence of any of the following events after the date of this Indenture: (i) any Person (including, without limitation, any "person" within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company, any Subsidiary, and any employee benefit plan of the Company or any such Subsidiary) becomes the direct or indirect beneficial owner of shares of Capital Stock representing greater than 50% of the combined voting power of all outstanding shares of Capital Stock entitled to vote in the election of directors under ordinary circumstances ("Voting Stock"); (ii) the Company consolidates with or merges into any other Person and the outstanding Common Stock is changed or exchanged as a result; (iii) the Company sells, conveys, transfers, or otherwise disposes of all or substantially all of the collective assets of the Company and its Subsidiaries to any other entity; (iv) at any time Continuing Directors do not constitute a majority of the Board of Directors then in office; or (v) on any day the Company makes any distribution or distributions of cash, Property or securities (other than regular quarterly dividends, Common Stock, Preferred Stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or rights to acquire Preferred Stock which is substantially equivalent to the Common Stock) to holders of Common Stock generally, or the Company or any of its Subsidiaries purchases or otherwise acquires Common Stock, and the sum of the Fair Market Value of such distribution or purchase on the date the same is made, plus the Fair Market Value, when made, of all other such distributions and purchases which have occurred during the 12 month period ending on such date, in each case expressed as a percentage of the aggregate Current Market Price of all the shares of Common Stock outstanding at the close of business on the last Trading Day prior to the date of each such distribution or purchase, exceeds 50%. Notwithstanding anything to the contrary herein contained, neither a decrease in the beneficial ownership of shares of Voting Stock by one or more Kaplan Persons below 50%, nor any increase in such ownership above 50% but less than 75% shall be deemed a Change of Control; provided that any acquisition by a Person who is not a Kaplan Person of greater than 50% of the outstanding Voting Stock shall be a Change of Control. "Kaplan Person" means Glenn Kaplan, Wayne Kaplan and\or Evan Kaplan, their respective spouses and lineal descendants, any trust under which any Kaplan Person is a beneficiary and any person which is majority owned and controlled by a Kaplan Person. In addition, for purposes of determining whether any person within a "group" within the meaning of Section 13(d) or 14(d) of the Exchange Act directly or indirectly beneficially owns greater than 50% of the Voting Stock, there shall be excluded from such calculation all shares beneficially owned by any Kaplan Person. For purposes of this paragraph, the term "controlled by" has the meaning set forth in the definition of "Affiliate" above.

      "Common Stock" of any Person other than the Company means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participation or interests in such Person (or equivalents thereof). "Common Stock" of the Company means the Common Stock, par value $.01 per share, of the Company, any successor class or classes of common equity (however designated) of the Company into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Company which may be distributed or issued with respect to such Common Stock or successor class of classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, "Common Stock" means Common Stock of the Company.

      "Company" means Kapson Senior Quarters Corp., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "Company" shall mean such successor.

      "Continuing Directors" means at any date any member of the Board of Directors who (i) is a member of the Board of Directors on July 1, 1997 or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such election.

      "Convertible Preferred Stock" means the Company's $2.00 Convertible Exchangeable Preferred Stock, par value $.01 per share.

      "Corporate Trust Office" of the Trustee means the principal office at which the Trustee conducts its corporate trust business, initially at 101 Barclay Street, Floor 21 West, New York, New York 10286.

      "Current Market Price" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof.

      "Default" means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Depositary" means, with respect to the Notes issued in global form, the Trustee and any successor entity thereto or such other Person as appointed by the Company from time to time in accordance with the provisions of this Indenture.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Fair Market Value" means, at any date as to any asset, Property or right (including, without limitation, Capital Stock of any Person, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers' Certificate filed with the Trustee and that, if there is a Current Market Price for such item on such date, "Fair Market Value" means such Current Market Price (without giving effect to the last sentence of the definition thereof).

      "GAAP" means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective.

      "Holder" means a Person in whose name a Note is registered on the Register.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Interest Payment Date" means __________ and __________ of each year, commencing __________, _____ or, if any such day is not a Business Day, on the next succeeding Business Day.

      "Junior Securities" means (a) shares of any and all classes of Capital Stock of the Company and (b) securities of the Company which are subordinated in right of payment to Senior Indebtedness at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in Article 11.

      "Kaplan Person" has the meaning set forth in the definition of "Change of Control."

      "Material Subsidiary" means each Subsidiary (i) whose unconsolidated total assets represent at least 5% of the consolidated total assets of the Company and its Subsidiaries, or (ii) whose unconsolidated revenues represent at least 5% of the consolidated revenues of the Company and its Subsidiaries, in each case, as reflected in the Company's audited financial statements for its last complete fiscal year.

      "Maturity Date" means the date ten (10) years from the date the Company first exchanges the Preferred Stock issued on or about July 3, 1997 for the Notes.

      "Non-Payment Default" means any event of default with respect to any Senior Indebtedness, other than a Payment Default.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company, that meets the requirements of Sections 13.3 and 13.4; provided, however, that for purposes of
Section 4.8, "Officers' Certificate" means a certificate signed on behalf of the Company by the principal executive officer, principal financial officer or principal accounting officer of the Company, which certificate need not comply with Sections 13.3 and 13.4.

      "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of the applicable section hereof. The counsel may be an employee of or counsel to the Company or to the Trustee.

      "Payment Default" means any default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness that occurs and is continuing beyond any applicable period of grace.

      "Person" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      "Preferred Stock" of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalents thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, "Preferred Stock" means Preferred Stock of the Company.

      "Principal" of a debt security means the principal of the security plus the premium, if any, on the security. "Principal" shall include, with respect to the Notes, the redemption price, if any, payable thereon.

      "Property" of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

      "Regular Record Date" means the day which precedes by 15 days each Interest Payment Date.

      "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such proceeding) on (i) existing indebtedness of the Company which is for money borrowed (other than the Notes) or evidenced by notes or other written obligations given in connection with the acquisition of any business, Property or assets of any kind (including purchase-money obligations); (ii) obligations of the Company as lessee under capitalized leases and leases of Property made as part of any sale and leaseback transactions; (iii) indebtedness of others of any of the kinds described in the preceding clauses (i) and (ii) assumed or guaranteed by the Company; (iv) renewals, extensions, amendments, modifications and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (i) through (iii); and (v) future indebtedness of the Company of the kinds described in clauses (i) through (iv) above, and renewals, extensions, amendments, modifications and refundings thereof, if the instrument creating or evidencing such future indebtedness provides that such indebtedness is superior in right of payment to the Notes.

      "Subsidiary" of a Person on any date means any other Person of whom such Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such Person to elect a majority of the board of directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, "Subsidiary" means a Subsidiary of the Company.

      "TIA" or "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939 (U.S. Code ss.ss. 77aaa- 77bbbb) as amended and as in effect on the date of this Indenture; provided, however, that if the TIA is amended after such date, "TIA" or "Trust Indenture Act of 1939" means, to the extent required by any such amendments, the TIA as so amended.

      "Trading Day" means (i) if the applicable security is listed or admitted for trading on a national security exchange, a day on which such exchange is open for business, (ii) if the applicable security is quoted on the Nasdaq Stock Market, a day on which trades may be made thereon or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

      "Transfer Restricted Securities" means Notes that bear or are required to bear the legend set forth in Section 2.6(g) hereof.

      "Trustee" means the party identified in the title of this Indenture as trustee until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "Trustee" means such successor.

      "Trust Officer" means any officer or corporate trust officer or assistant corporate trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "U.S. Government Obligations" means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged and (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

      "Voting Stock" has the meaning set forth in the definition of "Change of Control" above.

Section 1.2 Other Definitions.  Certain other terms used herein include:

      Term                                            Defined in Section
      ----                                            ------------------

      "Agent Members"................................................2.1
      "Aggregate Consideration".....................................10.4
      "Bankruptcy Law"...............................................6.1
      "Change of Control Date".......................................4.6
      "Change of Control Notice".....................................4.6
      "Change of Control Offer"......................................4.6
      "Change of Control Payment"....................................4.6
      "Change of Control Payment Date"...............................4.6
      "Code"........................................................10.4
      "Conversion Agent".............................................2.3
      "Conversion Price"............................................10.1
      "Custodian"....................................................6.1
      "Definitive Securities"........................................2.1
      "DTC".........................................................10.4
      "Equity Securities"...........................................10.4
      "Event of Default".............................................6.1
      "Expiration Time".............................................10.4
      "Global Security"..............................................2.1
      "Notice of Default"............................................6.1
      "Paying Agent".................................................2.3
      "Payment Blockage Notice".....................................11.4
      "Payment Blockage Period".....................................11.4
      "Purchase Agreement"...........................................2.1
      "Purchased Shares"............................................10.4
      "Register".....................................................2.3
      "Registrar"....................................................2.3
      "Rule 144A"....................................................2.1
      "Trigger Event"...............................................10.4

      Section 1.3 Incorporation by Reference of Trust Indenture Act.

      This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Such provisions shall apply to this Indenture at all times, notwithstanding that at any time or from time to time this Indenture is not required to be qualified under the TIA.

      The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
            and

            "obligor" on the Notes means the Company and any successor obligor on the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.4 Rules of Construction.

      Unless the context otherwise requires or unless otherwise stated herein:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules;

            (6) references to Sections or Articles mean Sections or Articles of this Indenture; and

            (7) solely for purposes of this Indenture and the Notes, a determination, approval or other action by the Board of Directors shall not be deemed to have been made, given or taken unless it is set forth in a written resolution or resolutions (or comparable written instrument) duly adopted thereby.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.1 Form and Dating.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

      (a) Global Securities. The Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated concurrently herewith, between the Company, Raymond James & Associates, Inc., Forum Capital Markets L.P. and Wheat, First Securities, Inc. (the "Purchase Agreement").

      Notes offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act ("Rule 144A")) in reliance on Rule 144A as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons and with the Global Securities Legend and, unless removed in accordance with Section 2.6(g), the Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

      (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to any Global Security deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

      Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the

Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

      (c) Certificated Securities. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes. Notes offered and sold to Persons who are not "qualified institutional buyers" shall be issued in certificated Notes in definitive, fully registered form without interest coupons, with the Restricted Securities Legend and, if such Person is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), the Institutional Accredited Investor Legend, but without the Schedule of Exchanges of Global Security for Definitive Securities, set forth in Exhibit A hereto ("Definitive Securities"); provided, however, that upon transfer of such Definitive Securities to a "qualified institutional buyer," such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of
Section 2.6 and provided that any such certificate may be initially issued in a temporary global form, to be promptly re-registered as provided in this Section 2.1(c).

      After a transfer of any Notes pursuant to an effective registration statement under the Securities Act with respect to the Notes, all requirements pertaining to legends on such Notes will cease to apply, the requirements requiring any such Notes issued to certain Holders to be issued in global form will cease to apply, and a certificated Note without legends will be available to the transferee of the Holder of such Notes upon exchange of such transferring Holder's certificated Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

Section 2.2 Execution and Authentication.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      Any Note bearing the manual or facsimile signature of an individual shall be valid notwithstanding that such individual ceased to be an Officer prior to authentication of the Note or ceased to hold the office of the Company ascribed to such individual on the Note.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in Paragraph 4 of the Notes, upon delivery of
(i) a written order of the Company signed by an Officer directing the Trustee to authenticate the Notes and (ii) an Officers' Certificate certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in Section 2.7.

      The Trustee may appoint an authenticating agent upon the approval and at the expense of the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent shall be authorized to authenticate Notes at such times and upon such conditions as the Trustee is so authorized. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3 Registrar, Paying Agent and Conversion Agent.

      The Company shall maintain in the City of New York, New York an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where the Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes (the "Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents upon the reasonable approval of the other Registrar or Registrars or Paying Agent or Paying Agents, as the case may be, and at the expense of the Company. The term "Registrar" includes any co-registrar or co-registrars and the term "Paying Agent" includes any additional paying agent or paying agents. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary may act as Paying Agent (except for purposes specified in Sections
2.8 and 4.1), Conversion Agent or Registrar. If the Company fails to appoint or maintain itself or another Person as Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.

      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent.

      The Company initially appoints the office of the Trustee at the Corporate Trust Office, as the offices or agencies for each of the purposes designated in this Section 2.3 to act as Registrar, Paying Agent and Conversion Agent with respect to the Notes.

Section 2.4 Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal or repurchase price, if any, of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or the Company shall cause the Registrar to furnish to the Trustee at least ten Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing within five Business Days after such request, a list in such form and as of such date as the Trustee may reasonably require, and upon which the Trustee may conclusively rely, of the names and addresses of, and principal amount of Notes held by, the Holders.

Section 2.6 Transfer and Exchange.

      (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with the request:

                  (x) to register the transfer of the Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met and subject to compliance with applicable securities laws; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

                  i) shall be duly endorsed or accompanied by a written instruction of transfer in form and substance satisfactory to the Registrar duly executed by the Holder thereof or by his or her attorney, duly authorized in writing; and

                  ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                        (A) if such Transfer Restricted Security is being
            delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Notes); or

                        (B) if such Transfer Restricted Security is being
            transferred to the Company or a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect (in the form set forth on the reverse of the Notes); or

                        (C) if such Transfer Restricted Securities are being
            transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Notes), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company, Trustee and Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto.

      (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below and subject to compliance with applicable securities laws. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A; and

            ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Notes represented by the Global Security, then the Trustee shall cancel such Definitive Security in accordance with
Section 2.11 hereof and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall arrange for the execution and delivery of an agreement with the Depositary upon customary terms reasonably satisfactory to the Trustee, and shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

      (c) Transfer and Exchange of Global Security. The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor and subject to compliance with applicable securities laws.

      (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

            i) Any Person having a beneficial interest in a Global Security that is being exchanged or transferred pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount subject to compliance with applicable securities laws. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary, or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written order or such other form of instructions, and, in the case of a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the
            Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in the form set forth on the reverse of the Notes); or

                  (B) if such beneficial interest is being transferred to a
            "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect from the transferor (in the form set forth on the reverse of the Notes); or

                  (C) if such beneficial interest is being transferred (w)
            pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Notes), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto, then the Trustee or the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and, upon receipt of written instructions from the Company, the Trustee will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

            ii) Definitive Notes issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from the Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered.

      (e) Restrictions on Transfer and Exchange of Global Security. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.6(f)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

            i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

            ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate, in accordance with Section 2.2, requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

      (g) Legends.

            i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Securities and the Definitive Securities (and all Notes issued in exchange therefor or in substitution thereof and all Common Stock issued upon conversion thereof) shall bear a legend in substantially the following form:

      "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

      "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
      (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT,
      (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES
      (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

            ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a
            Definitive Security, the Registrar shall permit the Holder thereof (unless such Holder is an Affiliate of the Company) to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) any such Transfer Restricted Security represented by a
            Global Security shall not be subject to the provisions set forth in
            (i) above (such sales or transfers being subject only to the provisions of Section 2.6(e)); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Notes).

      (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Security shall be reduced accordingly and the books and records of the Trustee or the Notes Custodian shall be marked, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

      (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

            i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and a Global Security at the Registrar's request.

            ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

            iii) The Registrar or co-registrar shall not be required to register the transfer or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or
      (b) any Note during the 15 day period preceding the mailing of a notice of redemption or an offer to repurchase or redeem Notes or the 15 day period preceding an Interest Payment Date.

            iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of Principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

      (j) No Obligation of the Trustee.

            i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7 Replacement Notes.

      Upon surrender of a mutilated Note at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and make available for delivery, a replacement Note in the name of the Holder of such mutilated Note, of like principal amount and dated the date of such mutilated Note.

      Upon surrender of written notice by a Holder or a Holder's attorney duly authorized in writing at the office or agency of the Registrar that a Note has been lost, destroyed or wrongfully taken, the Company shall execute, and the Trustee shall authenticate and make available for delivery, a replacement Note in the name of such Holder, of like principal amount and dated the date of such lost, destroyed or wrongfully taken Note; provided, however, that such notice shall be accompanied by an indemnity or indemnity bond from an acceptable issuer that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer by reason of such Note's replacement.

      The Company may charge the Holder for its expenses in replacing a Note.

      Every replacement Note shall be an obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a holder in due course.

      If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, any Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to redeem or pay Notes payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after such redemption date or maturity date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9 Treasury Notes.

      In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate and make available for delivery temporary Notes upon a written order of the Company signed by an Officer and delivered to a Trust Officer. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company shall, without unreasonable delay, prepare Definitive Securities which may be exchanged for temporary Notes.

      After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Registrar, without charge to Holders. Upon surrender for cancellation of one or more temporary Notes, the Company shall execute and the Trustee upon a written order of the Company signed by an Officer shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

      (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.6 and
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after such notice or (ii) an Event of Default has occurred and is continuing.

      (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(b), bear the restricted securities legend set forth in Exhibit A hereto.

      (d) Subject to the provisions of Section 2.10(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (e) In the event of the occurrence of either of the events specified in
Section 2.10(b), the Company will promptly make available to the Trustee, at the Company's expense, a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Conversion Agent and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee shall promptly cancel and dispose of in its customary manner all Notes so delivered unless by a written order signed by an Officer, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace Notes that have matured or been converted or redeemed.

Section 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest, to the extent lawful, at the rate borne by this Note) in any lawful manner. The Company shall pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid with respect to such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, which money when so deposited shall be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.

Section 2.13 Deposit of Moneys.

      Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the maturity date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.

                                   ARTICLE 3.

                                   REDEMPTION

Section 3.1 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the redemption price at least 15 days prior to mailing any notice of redemption to the Holders (unless the Trustee consents to a shorter period). Such notice shall be in the form of an Officers' Certificate from the Company and will state that such redemption will comply with the conditions herein.

      If less than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

Section 3.2 Selection of Notes to be Redeemed.

      If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange or quotation system, if any, on which the Notes are quoted or listed or, if the Notes are not so quoted or listed, by lot or by such other method that complies with applicable legal requirements and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. The Trustee will make the selection from Notes outstanding and not previously called for redemption. Notes and portions thereof selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000. If less than all of the Notes are to be redeemed and a Note is converted in accordance with Article 10 after the date on which notice of redemption is given pursuant to Section 3.3 and prior to the time and date specified in
Section 3.5, such Note shall, for purposes of determining the amount of such Notes which have been redeemed, be deemed to have been redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

Section 3.3 Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company or, upon written notice to the Trustee by the Company, the Trustee shall give a notice of redemption to the Holders.

      The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) the Conversion Price;

            (d) the name and address of the Paying Agent and Conversion Agent;

            (e) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date in accordance with Article 10;

            (f) that Holders who want to convert Notes must satisfy the requirements in Paragraph 8 of the Notes;

            (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (h) the CUSIP number of the Notes;

            (i) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

            (j) if any Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; and

            (k) that unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date.

      If the Trustee gives such notice of redemption, it shall do so in the Company's name and at the Company's expense and the Company shall provide the Trustee with the information required to give such notice of redemption.

Section 3.4 Effect of Notice of Redemption; Definition of Redemption Price.

      Notice of redemption given in accordance with Sections 3.3 and 13.2 to each Holder shall be deemed to have been duly given, whether or not any particular Holder receives such notice. Once notice of redemption is so mailed, Notes called for redemption become due and payable on the redemption date at the redemption price set forth in the Notes. A notice of redemption may not be conditional. Upon surrender to the Trustee or the Paying Agent, such Notes called for redemption shall be paid at the redemption price. References in this Indenture to the "redemption price" mean the redemption price set forth in the Notes plus the interest payable as provided in the Notes on Notes called for redemption.

Section 3.5 Deposit of Redemption Price.

      On or before 10:00 a.m., New York City time, on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted; provided, however, that any such deposit shall be a payment with respect to the Notes on such date and shall be subject to the provisions of Article 11 and shall be permitted on such date only if payment would be permitted on such date under Article 11. The Trustee or the Paying Agent shall return to the Company any money not required for the purpose of paying such redemption price.

Section 3.6 Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.1 Payment of Notes.

      The Company shall pay the Principal and repurchase price, if any, of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary) on that date holds money in accordance with this Indenture designated for and sufficient to pay in cash all Principal and interest then due and the Paying Agent is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.

      To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal and repurchase price, if any, of the Notes at the rate borne by the Notes and (ii) overdue installments of interest at the same rate.

Section 4.2 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.3 Continued Existence.

      Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate existence of the Subsidiaries and will refrain or cause the Subsidiaries to refrain from taking any action that would cause its corporate existence or the corporate existence of any of the Subsidiaries to cease, including without limitation any action that would result in the liquidation, winding up or dissolution of it or any of the Subsidiaries; provided, however, that the Company shall not be required to preserve the existence of any Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries and that the loss thereof to the Company taken as a whole is not disadvantageous in any material respect to the Holders.

Section 4.4 Reports.

      (a) The Company shall file with the Trustee copies of all reports and other information and documents that the Company is required to file with the SEC pursuant to the Exchange Act. Each such report or other information or document shall be filed with the Trustee within 15 days after filing of such report or other information or document with the SEC. The Company will mail or cause to be mailed to all Holders copies of all of (a) its annual reports to stockholders and (b) quarterly reports to stockholders which are mailed to its institutional stockholders.

      (b) If the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare (i) for the first three quarters of each fiscal year of the Company, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act, and (ii) annually, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of stockholders' equity and all appropriate notes. All such financial statements will be prepared in accordance with GAAP, except for changes with which the Company's independent accountants concur and except that quarterly financial statements may be subject to year-end adjustments. The Company will file or cause to be filed with the Trustee and will mail or cause to be mailed to the Holders a copy of such financial statements within 50 days after the end of each of the first three quarters of each fiscal year of the Company and within 95 days after the close of each fiscal year of the Company, respectively. Notwithstanding the foregoing, if the Company is no longer subject to such reporting requirements by reason of the acquisition of Capital Stock by, or merger or consolidation of the Company with, a Person which is subject to such reporting requirements or a Subsidiary of such a Person and such Person has unconditionally and irrevocably guaranteed payment in full when due of all amounts payable with respect to the Notes, then the Company need not prepare, file or mail the financial statements described in this Section 4.4(b); provided, however, that such Person complies with Section 4.4(a) as if references therein to the Company were references to such Person.

      (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein and determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.5 Taxes.

      The Company shall, and shall cause each of the Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 4.6 Change of Control.

      (a) In the event of a Change of Control, the Company shall give or cause to be given written notice in the form of an Officers' Certificate (the "Change of Control Notice") to all Holders, the Trustee and the Paying Agent of such event and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "Change of Control Offer") all then outstanding Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. The Change of Control Notice shall be given in accordance with
Section 13.2 and the Change of Control Offer shall be made not more than 30 days following the date of the Change of Control (the "Change of Control Date"), unless the Company has previously given a notice of optional redemption by the Company of all of the Notes in accordance with this Indenture. The Change of Control Notice shall set forth:

            (i) a statement that a Change of Control has occurred and, unless the Notes are subject to a notice of optional redemption described above, that the Company is offering to repurchase all of the outstanding Notes;

            (ii) a brief description of such Change of Control;

            (iii) the repurchase price (the "Change of Control Payment");

            (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Notice is mailed;

            (v) the date such purchase shall be effected, which shall be no later than 30 days after the expiration date of the Change of Control Offer (the "Change of Control Payment Date");

            (vi) a statement that unless the Company defaults in the payment of the Change of Control Payment, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

            (vii) the Conversion Price;

            (viii) the name and address of the Paying Agent and the Conversion Agent;

            (ix) a statement that Notes (duly endorsed for transfer to the Company), together with the form of "Option of Holder to Elect Repurchase" thereon completed and signed, must be surrendered to the Paying Agent prior to the expiration of the Change of Control Offer to collect the Change of Control Payment; and

            (x) any other information required by applicable law to be included therein and any other procedures that a Holder must follow in order to have Notes repurchased.

      (b) The Change of Control Offer shall remain open until the close of business on the expiration date of the Change of Control Offer. Each Holder shall have the right to withdraw his tender in accordance with applicable rules promulgated by the SEC under the Exchange Act.

      (c) In the event that the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of, and Rule 14e-1 and any other tender offer rules under, the Exchange Act which may then be applicable in connection with any offer by the Company to purchase Notes at the option of the Holders; provided that in event such laws and regulations conflict with any of the provisions hereof, such laws and regulations shall supersede such provisions.

      (d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

            (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment with respect to all Notes or portions thereof so accepted; and

            (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

      (e) The Paying Agent shall promptly (but in any case not later than five Business Days after the Change of Control Payment Date) mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of all repurchases pursuant to this
Section 4.6 on or as soon as practicable after the Change of Control Payment
Date.

Section 4.7 Limitation on Dividend Restrictions Affecting Subsidiaries.

      The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay to the Company dividends or make to the Company any other distribution on any Subsidiary's Capital Stock, (b) pay any debt owed to the Company or any of the Subsidiaries, (c) make loans or advances to the Company or any of the Subsidiaries or (d) transfer any of its property or assets to the Company or any of the Subsidiaries, other than such encumbrances or restrictions existing or created under or by reason of (i) applicable law, (ii) this Indenture, (iii) covenants or restrictions contained in any instrument governing debt of the Company or any of the Subsidiaries existing on the date of this Indenture or hereafter, provided that in the absence of a default under any such loan documents, no such restriction shall prevent a Subsidiary from paying dividends or otherwise distributing funds to the Company in amounts sufficient to enable the Company to make interest and principal payments on the Notes as and when due (including pursuant to any Change of Control Offer), (iv) customary provisions restricting subletting, assignment and transfer of any lease governing a leasehold interest of the Company or any of the Subsidiaries or in any license or other agreement entered into in the ordinary course of business, (v) any agreement governing debt of a Person acquired by the Company or any of the Subsidiaries in existence at the time of such acquisition (but not created in connection with or in contemplation thereof), which encumbrances or restrictions are not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, or (vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into in accordance with the terms of this Indenture for the sale or disposition of Capital Stock or property or assets of such Subsidiary, pending the closing of such sale or disposition.

Section 4.8 Compliance Certificate.

      The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to such Officer, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default (without regard to grace periods or notice requirements) in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest on the Notes are prohibited.

Section 4.9 Further Assurance to the Trustee.

      The Company shall, upon reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.1 When Company May Merge or Sell Assets.

      The Company shall not consolidate with or merge into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person in a single transaction or series of related transactions, without the consent of Holders of the majority in aggregate principal amount of Notes then outstanding, unless:

      (a) the Company is the continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition of assets shall have been made, is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person (if other than the Company) expressly assumes by supplemental indenture executed and delivered to the Trustee and in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, including, without limitation, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant by the Company herein;

      (b) immediately before and immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

      (c) immediately after giving effect to such transaction, the Notes and this Indenture (as supplemented by any such supplemental indenture) will be valid and enforceable obligations of the Company or such successor; and

      (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such proposed transaction and such supplemental indenture do not conflict with the applicable provisions of this Indenture and, with respect to such Officers' Certificate only, that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 5.2 Successor Substituted.

      Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however that in the case of a sale, lease, conveyance or other disposition the Company shall not be released from the obligation to pay the Principal of and interest on the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

      The following shall constitute an "Event of Default":

      (a) failure to pay any Principal or repurchase price, if any, of any Note when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

      (b) failure to pay any interest on any Note when due and payable, which failure continues for ten days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

      (c) failure to perform the other covenants of the Company in this Indenture, which failure continues for 60 days after written notice as provided in the last paragraph of this Section 6.1;

      (d) failure to perform any covenant or restriction of the Company or its Material Subsidiaries under any bond, debenture, note or other indebtedness for borrowed money or any mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for borrowed money, which failure shall have resulted in such indebtedness in an aggregate amount exceeding $5.0 million becoming or being declared due or payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled within a period of 30 days after notice of such failure shall have been given to the Company;

      (e) a judgment or order for the payment of an amount equal to at least $2.5 million is rendered against the Company or any of its Subsidiaries and is not vacated, discharged, paid, stayed, or bonded pending appeal within 30 days thereof;

      (f) the Company or any of its Material Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v) admits in writing that it is generally unable to pay its debts as the same become due; or

      (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief in an involuntary case against the Company or any of its Subsidiaries,

            (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries, or

            (iii) orders the liquidation of the Company or any of its Subsidiaries,

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

      The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law.

      A Default under clause (c) of this Section 6.1 (other than a Default under Section 5.1, which Default shall be an Event of Default with the notice but without the passage of time specified in clause (c) of this Section 6.1) or clause (d) or (e) of this Section 6.1 shall not be an Event of Default until (i) the Trustee shall have notified the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have notified the Company and the Trustee, of the Default and (ii) the Company shall have failed to cure the Default under such clause (c) within 60 days after receipt of the notice or under such clause (d) or (e) within 10 days after receipt of the notice, respectively. Any such notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2 Acceleration.

      If an Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.1) occurs and is continuing, the Trustee (by notice to the Company), or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (by notice to the Company and the Trustee), may declare the unpaid Principal of and accrued interest on all the Notes then outstanding to be due and payable. Upon any such declaration, such Principal and accrued interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes then outstanding and (ii) the Principal or repurchase price, if any, of the Notes then outstanding which have become due otherwise than by such declaration of acceleration and accrued interest thereon at a rate borne by the Notes and (b) the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any remedy available under applicable law to collect the payment of Principal or repurchase price, if any, of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Existing and Past Defaults.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding held by Persons who are not Affiliates of the Company by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the Principal of or the interest on any Note or (ii) a Default or Event of Default with respect to a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5 Control by Majority.

      Notwithstanding anything contained in Section 6.3 to the contrary, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided further, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Prior to taking any action or following any direction pursuant to this
Article 6, the Trustee shall be entitled to request indemnification from the requesting Holders satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. If the Trustee makes such request, it shall be entitled to delay taking such action or following such direction until it has received such indemnification.

Section 6.6 Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder gives to the Trustee notice of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal or repurchase price, if any, of and interest on such Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to bring suit for the enforcement of the right to convert such Note shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.1(a) or 6.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal or repurchase price, if any, of and interest accrued on the Notes and interest on overdue Principal or repurchase price, if any, of and accrued interest on the Notes and for such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

Section 6.9 Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Except as provided in this Indenture, nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote with respect to the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First:      to the Trustee for amounts due under Section 6.8 or 7.7;

      Second:     to holders of Senior Indebtedness to the extent required by
                  Article 11;

      Third: to Holders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

      Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders and, if it does so, will give prompt prior written notice thereof to the Registrar.

      At least 15 days before any such record date, the Trustee shall give or cause to be given to each Holder a notice that states such record date, such payment date and the amount to be paid.

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This

Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes or any suit for the enforcement of the right to convert any Note in accordance with Article 10.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.1 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others; and

            (ii) in the absence of negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of the TIA and Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(e).

      (e) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it hereunder, except as the Trustee may agree in writing with the Company. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.

Section 7.2 Rights of Trustee.

      (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it.

      (b) Before the Trustee acts or refrains from acting pursuant to the terms of this Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and attorneys and shall not be responsible for the willful misconduct or gross negligence of any agents and attorneys appointed with due care.

      (d) Subject to the provisions of Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred by this Indenture.

      (e) The Trustee may consult with counsel of its selection on the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes.

Section 7.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Notes other than its authentication.

Section 7.5 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to the Company and each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Note under
Section 6.1(a) or 6.1(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders.

Section 7.6 Reports by Trustee to Holders.

      Within 60 days after each __________, commencing, _________, ______, the Trustee shall mail to the Company and each Holder, at the Company's expense, a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      Provided that this Indenture shall have been qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Notes are listed or admitted to trading. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or admitted to trading on any market and of any delisting thereof.

Section 7.7 Compensation and Indemnity.

      The Company shall pay to the Trustee (in its capacities as Trustee, Conversion Agent, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be (to the extent permitted by law) limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in accordance with any provision of this Indenture. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, willful misconduct or bad faith.

      The Company shall indemnify the Trustee (in its capacity as Trustee, Conversion Agent, Paying Agent and Registrar) and each of its officers, directors, employees, attorneys-in-fact and agents for, and hold each of such Persons harmless against, any and all claims, demands, losses, liabilities, expenses (including, but not limited to, reasonable disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by any of them without negligence, willful misconduct or bad faith on such Person's part, arising out of or in connection with the administration of this trust and the rights or duties of the Trustee hereunder, including the reasonable costs and expenses of such Person's defense against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may engage separate counsel at its own expense and participate in the defense, provided that the Company shall bear the reasonable expenses of such separate counsel which is reasonably acceptable to the Company if the defendants regarding such claim include both the Trustee and the Company and the Company and the Trustee shall have been advised in writing by the Trustee's separate counsel that representation of the Trustee and the Company would be inappropriate under applicable standards of professional responsibility due to actual or potential differing interests between them. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.7, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

      The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or 6.1(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

      The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      If a successor Trustee is not appointed or does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee upon payment of all amounts due it hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9 Successor Trustee by Merger.

      Except as otherwise provided in Section 7.8(a) or 7.8(d), if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a). The Trustee shall always have a combined capital and surplus as stated in its most recent published annual report of condition of at least $50 million. The Trustee shall comply with TIA ss. 310(b). In the event the Trustee shall cease to be eligible in accordance with this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in
Section 7.8.

Section 7.11 Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

Section 8.1 Termination of Company's Obligations.

      This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.7 and 8.3 shall survive) when all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company shall be discharged from all of its obligations under Section 2.13, Article 5, and Sections 4.3 through 4.9 while the Notes remain outstanding if all outstanding Notes will become due and payable at their scheduled maturity within one year and the following conditions have been satisfied:

      (a) the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds specifically pledged as security for, and dedicated solely for, such purpose, (i) money in an amount, (ii) non-callable U.S. Government Obligations which through the payment of Principal and interest in accordance with their terms (without the reinvestment of such interest or Principal) will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient with respect to clauses (ii) and (iii) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay the Principal and discharge each installment of interest on the outstanding Notes;

      (b) no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit or at any time during the period ending on the 91st day after the date of such deposit, as evidenced to the Trustee by an Officer's Certificate delivered to the Trustee concurrently with such deposit;

      (c) such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, and is not prohibited by Article 11, as evidenced to the Trustee by an Officers' Certificate delivered to the Trustee concurrently with such deposit;

      (d) the Company has delivered to the Trustee a private Internal Revenue Service ruling or an Opinion of Counsel that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner, and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

      (e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit shall not result in the Company, the Trustee or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

      (f) 91 days pass after the deposit is made and during such 91 day period no event of Default specified in Section 6.1(e) or (f) shall occur and be continuing at the end of such period;

      (g) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such deposit, defeasance and discharge does not conflict with the applicable provisions of this Indenture; and

      (h) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to such deposit, defeasance and discharge have been complied with.

Notwithstanding the foregoing, the Company's obligations to pay Principal and interest on the Notes shall continue until the Internal Revenue Service ruling or Opinion of Counsel referred to in clause (d) above is provided. If the Company exercises such option to discharge such provisions of the Indenture, payment of the Notes may not be accelerated because of an event of default specified in Sections 6.1(c) with respect to the failure to perform any of the covenants set forth in Section 2.13, Article 5, Section 4.3 through 4.9, or
Section 6.1(d).

      After a deposit made pursuant to this Section 8.1, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations specified above under this Indenture.

Section 8.2 Application of Trust Money.

      The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal and interest on the Notes. Money and securities so held in trust are not subject to Article 11.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.3 Repayment to Company.

      The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

      The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money held by them for the payment of Principal, repurchase price or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 8.4 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however that if the Company makes any payment of interest on or Principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

Section 9.1 Without Consent of Holders.

      The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder:

            (a) to cure any ambiguity, defect or inconsistency; provided such amendment does not adversely affect the rights of any Holder;

            (b) to comply with Section 5.1 or 10.5;

            (c) to change the place of payment of principal or premium or repurchase price, if any, or interest on the Notes other than outside the forty-eight contiguous states of the United States;

            (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes as herein set forth;

            (e) to make any change that does not adversely affect the rights hereunder of any Holder; or

            (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that, in each case, the Company has delivered to the Trustee an Officers' Certificate stating that such amendment complies with the provisions of this Section 9.1 and an Opinion of Counsel stating that adoption of such amendment does not conflict with the provisions of this Section 9.1.

Section 9.2 With Consent of Holders.

      Subject to the provisions of Sections 6.4 and 6.7, the Company and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes; provided, however, that, without the consent of each Holder affected, an amendment, modification or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

            (a) change the stated maturity of, or any installment of interest on, or waive a default in the payment or principal, premium, if any, or interest on, any Note;

            (b) reduce the principal amount of any Note or reduce the rate or extend the time of payment of interest on, any Note;

            (c) increase the Conversion Price (other than in connection with a combination described in Section 10.4(a)(iii));

            (d) change the currency of payment of Principal or premium or repurchase price, if any, of or interest on, any Note;

            (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

            (f) adversely affect the right to exchange or convert Notes;

            (g) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary to amend this Section 9.2, consent to a merger, consolidation or conveyance, sale, transfer or lease of assets as described in Section 5.1 or modify or amend any other provision of this Indenture;

            (h) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

            (i) modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders;

            (j) except as otherwise permitted under Article 5, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

            (k) modify the provisions of this Indenture with respect to the obligation of the Company to repurchase Notes in a manner adverse to the Holders.

      To secure a consent of the Holders under this Section 9.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

Section 9.3 Compliance with Trust Indenture Act.

      Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents.

      Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as such consenting Holder's Note, even if notation of the consent is not made on any Note. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to its Notes or a portion thereof if the Trustee receives written notice of revocation before the consent of Holders of the requisite aggregate principal amount of Notes then outstanding has been obtained and not revoked.

      The Company may, but shall not be obligated to, fix a record date pursuant to Section 12.1 for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (k) of Section
9.2. In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.5 Notation on or Exchange of Notes.

      The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6 Trustee Protected.

      The Trustee shall sign all supplemental indentures authorized by this Indenture, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such supplemental indenture, the Trustee shall be entitled to receive an Officers' Certificate and Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and will be valid and binding on the Company in accordance with its terms. ARTICLE 10.

                                   CONVERSION

Section 10.1 Conversion Privilege.

      Each Holder may, at such Holder's option, at any time prior to the Maturity Date, unless earlier redeemed or repurchased, convert such Holder's Notes, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount so converted, into fully paid and non-assessable shares of Common Stock at a conversion price per share equal to $________, as such conversion price may be adjusted from time to time in accordance with this
Article 10 (the "Conversion Price").

Section 10.2 Conversion Procedure.

      To convert a Note, the Holder thereof must (1) complete and sign the "Form of Election to Convert" thereon (unless such Holder is The Depository Trust Company ("DTC") or its nominee, in which case the customary procedures of DTC will apply), (2) surrender such Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent and (4) pay any transfer or similar tax if required by
Section 10.6. The Company's delivery to the Holder of a fixed number of shares of Common Stock (and any cash in lieu of fractional shares of Common Stock into which such Note is converted) shall be deemed to satisfy the Company's obligation to pay the principal amount of such Note and, except as provided in the next two sentences, all accrued interest on such Note. If such Note (including a Note which has been called for redemption and even if a Change of Control Offer has been made) is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on such Note scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of record at the close of business on such record date; Except as otherwise provided herein, no payment of interest on Notes converted after an Interest Payment Date and prior to the next Regular Record Date will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and no adjustment will be made upon conversion of any Note for interest accrued thereon or dividends paid on Common Stock issued.

      As promptly as practicable after the surrender of a Note in compliance with this Section 10.2, the Company shall issue and deliver at the office or agency of the Registrar or the Conversion Agent to such Holder, or on such Holder's written order, a certificate or certificates for the full number of whole shares of Common Stock issuable upon the conversion of such Note in accordance with the provisions of this Article 10 and a check or cash with respect to any fractional share of Common Stock arising upon such conversion as provided in Section 10.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, then, subject to Article 2, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

      Each conversion shall be deemed to have been effected on the date on which such Note shall have been surrendered in compliance with this Section 10.2, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby for all purposes; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive such shares upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and, in any such case, such conversion shall be at the Conversion Price in effect on the date on which such Note shall have been surrendered.

      If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered to that Conversion Agent on the next succeeding Business Day.

      Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of such Note.

Section 10.3 Cash Payments in Lieu of Fractional Shares.

      No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the full number of whole shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash at the Current Market Price of the Common Stock as of the close of business on the Business Day prior to such conversion.

Section 10.4 Adjustment of Conversion Price.

      (a) If the Company shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Company, (ii) subdivide or split the outstanding Common Stock into a greater number of shares by any means or (iii) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive upon the happening of such event had such Note been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Section 10.4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

      (b) If the Company shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Section 10.4(a)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

            (x) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Company in connection with such issuance or distribution and such consideration received or receivable by the Company upon the conversion, exchange, exercise, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, exercise, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

            (y) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between
      (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Company for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this
Section 10.4(b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (i) the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause a further adjustment in the Conversion Price; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities; (ii) the issuance of Common Stock upon the conversion or exchange of the Convertible Preferred Stock or the Notes shall not cause an adjustment in the Conversion Price; and (iii) the declaration, setting aside or payment of dividends on the Convertible Preferred Stock or any other preferred stock issued after the date of issuance of the Convertible Preferred Stock that is senior to the Convertible Preferred Stock shall not cause an adjustment in the Conversion Price.

      Notwithstanding anything contained in this Indenture to the contrary, options, rights or warrants issued or distributed by the Company, including options, rights or warrants distributed prior to the date of this Indenture, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Section 10.4 (and no adjustment to the Conversion Price under this Section 10.4 will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this Section 10.4 (and no adjustment to the Conversion Price under this Section 10.4 will be required) if and for so long as each Holder who thereafter converts such Holder's Notes shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Holder's Notes is entitled to receive at the time of such conversion in accordance with the terms and provisions of and applicable to such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a Holder is not entitled to receive such options, rights or warrants upon conversion of such Holder's Notes, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Section 10.4(b) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph. If any such option, right or warrant, including any such options, rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness, cash, Properties or other assets or different amounts thereof, then, subject to the preceding provisions of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, rights or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Section 10.4(e) or this paragraph) an adjustment to the Conversion Price under this Section 10.4 and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

      Notwithstanding anything contained in this Section 10.4(b) to the contrary, no adjustment shall be made in the Conversion Price pursuant to this
Section 10.4(b) with respect to the issuance of Common Stock or options, warrants or other rights to purchase Common Stock pursuant to any employee stock purchase, bonus, award, grant, option or ownership plan (including, without limitation, an employee stock ownership plan which is part of an employee benefit plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), an employee stock option or incentive stock option plan qualified under Section 422 of the Code and a restricted stock plan), including the issuance of Common Stock upon the exercise of such options, warrants or other rights; provided, that, for purposes of this paragraph, the term "employee" includes directors, consultants and advisors and the term "plan" means a plan, program or arrangement , approved by the Board of Directors or a committee appointed thereunder, in which 5 or more Persons are eligible to participate (or, if only directors or outside directors of the Company are eligible to participate and there are fewer than 5 such directors or outside directors, as the case may be, in which all of such directors or outside directors, as the case may be, are eligible to participate).

      (c) If the Company shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Company, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Company, any Subsidiary or any other Person, but excluding payments and distributions as described in Section 10.4(a) or 10.4(b), dividends and distributions in connection with the liquidation, dissolution or winding up of the Company in its entirety and distributions consisting solely of cash, which are governed exclusively by Section 10.4(d)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Section 10.4(c), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date.

      (d) If the Company shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Company in its entirety) generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock (but not including any distribution to holders of the Convertible Preferred Stock or any other preferred stock senior to the Convertible Preferred Stock or of the Notes), consisting solely of cash where
(x) the sum of (i) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this Section 10.4(d) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Holder would have received had such Holder's Note been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this
Section 10.4(d); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this paragraph of this Section 10.4(d), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date. No adjustment shall be made for any distribution of cash which aggregates to less than the foregoing amounts.

      (e) The provisions of this Section 10.4 shall similarly apply to all successive events of the type described in this Section 10.4. Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the Trustee shall be entitled to rely conclusively thereon. Notwithstanding anything contained in this Section 10.4 to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 10.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Except as provided in this
Article 10, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

      (f) Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Holder a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

      (g) Notwithstanding anything contained herein to the contrary, in any case in which this Section 10.4 provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 10.3.

Section 10.5 Effect of Reclassification, Consolidation, Merger or Sale.

      In the event of (i) any reclassification or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the collective Property of the Company and its Subsidiaries as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into a supplemental indenture providing that each Note shall be convertible into the kind and amount of securities or other Property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which the Holder of such Note would have received if such Note had been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

      Whenever a supplemental indenture is entered into as provided herein, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth a brief statement of the facts requiring such supplemental indenture. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Holder a notice of the execution of such supplemental indenture.

      The provisions of this Section 10.5 shall similarly apply to all successive events of the type described in this Section 10.5.

Section 10.6 Taxes on Shares Issued.

      The issuance of a certificate or certificates on conversions of Notes shall be made without charge to the Holders of such Notes for any tax or charge with respect to the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of the Holders of such Notes, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

Section 10.7 Reservation of Shares; Shares to be Fully Paid; Compliance with
             Government Requirements; Listing of Common Stock.

      The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of all of the Notes that are outstanding from time to time.

      Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price.

      The Company covenants that all Common Stock which may be issued upon conversion of Notes will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the Company's issuance and delivery thereof.

      The Company covenants that if any Common Stock issued or delivered upon conversion of Notes hereunder require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such Common Stock may be lawfully issued, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

Section 10.8 Responsibility of Trustee Requirements.

      The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment of the Conversion Price or other adjustment, or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making any such adjustment, or with respect to the correctness thereof. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity, value, kind or amount of any item at any time issued or delivered upon the conversion of any Note, and neither the Trustee nor any other Conversion Agent makes any representations with respect thereto. Subject to Section 7.1, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any item upon the surrender of any Note for conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.5, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate with respect thereto.

Section 10.9 Notice to Holders Prior to Certain Actions.

      In the event that:

      (a) the Company shall declare or authorize any event which could reasonably be anticipated to result in an adjustment in the Conversion Price under Section 10.4 or require the execution of a supplemental indenture under
Section 10.5; or

      (b) the Company shall authorize the granting to the holders of Common Stock generally of rights, options or warrants to subscribe for or purchase any shares of any class or series of Capital Stock of the Company or any Subsidiary or any other rights, options or warrants, the reclassification of Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company in whole or in part;

then, in each such case, the Company shall file or cause to be filed with the Trustee and shall give or cause to be given to each Holder, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

                                   ARTICLE 11.

                                  SUBORDINATION

Section 11.1 Agreement to Subordinate.

      The Company covenants and agrees, and each Holder, by such Holder's acceptance of a Note, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the indebtedness represented by the Notes and the payment of the Principal and repurchase price, if any, of and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

      No provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 11.2 Payment Over of Proceeds Upon Dissolution, Etc.

      In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or with respect to all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment on account of Principal or repurchase price, if any, of or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Notes in any such case, proceeding, liquidation, dissolution or other winding up or event.

      In the event that, notwithstanding the foregoing provisions of this
Section 11.2, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be held in trust by such recipient and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application in the form received to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 11.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

Section 11.3 Prior Payment to Senior Indebtedness Upon Acceleration of Notes.

      In the event that any Notes are declared due and payable before their stated maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or with respect to such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment by the Company on account of the Principal or repurchase price, if any, of or interest on the Notes or on account of the purchase or other acquisition of Notes.

      In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this Section 11.3, then and in such event such payment shall be held in trust by such recipient and shall be paid over and delivered forthwith to the Company in the form received.

      The provisions of this Section 11.3 shall not apply to any payment with respect to which Section 11.2 would be applicable.

Section 11.4 No Payment When Senior Indebtedness in Default.

      The Company may not make any payment upon or with respect of the Notes (except in Junior Securities) if (i) any Payment Default occurs with respect to any Senior Indebtedness (and such default is not cured or waived in accordance with the express terms (if any) of the instruments and agreements (as the case may be) evidencing such Senior Indebtedness) or would occur upon making such payment on the Notes, (ii) the Trustee has received a written notice (a "Payment Blockage Notice") that any Non-Payment Default has occurred and is continuing with respect to any Senior Indebtedness that permits the maturity of such Senior Indebtedness to be accelerated in accordance with its terms (and such acceleration is not rescinded in accordance with the express terms (if any) of the instruments and agreements (as the case may be) evidencing such Senior Indebtedness), or (iii) any judicial proceedings shall be pending with respect to any Payment Default or Non-Payment Default. In addition (and without limiting the preceding sentence), following the occurrence of any Non-Payment Default with respect to any Senior Indebtedness (or if a NonPayment Default with respect to any Senior Indebtedness would occur upon making such payment on the Notes), upon the receipt by the Trustee of the Payment Blockage Notice, neither the Trustee nor the Company may pay any amounts under the Notes during the period (the "Payment Blockage Period") commencing on the date of such receipt by the Trustee of such written notice and ending on the earliest of (i) the date on which such Non-Payment Default shall have been cured or waived in accordance with the express terms (if any) of the instruments and agreements (as the case may be) evidencing such Senior Indebtedness, (ii) the date on which all Senior Indebtedness shall have been discharged and paid in full in cash and all commitments have been fully and finally terminated, and (iii) the 120th day after the date of the receipt by the Trustee of such Payment Blockage Notice, any number of such Payment Blockage Notices may be given. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 360-day period and no Non-Payment Default with respect to Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days.

      In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the holder of any security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust by any such holder for the holders of Senior Indebtedness, and if such facts shall, at or prior to the time of such payment, have been made known to the Trustee, shall be held by the Trustee in a separate account, and shall be paid over and delivered forthwith to the holders of Senior Indebtedness.

      The provisions of this Section 11.4 shall not apply to any payment with respect to which Section 11.2 would be applicable.

Section 11.5 Payment Permitted If No Default.

      Nothing contained in this Article 11 or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except when any of the conditions described in Section 11.2, 11.3 or 11.4 exist, from making payments at any time of Principal or repurchase price, if any, of or interest on the

Notes or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal or repurchase price, if any, of or interest on the Notes or the retention of any such payment by the Holders, except if, at the time of the application by the Trustee, any of the conditions described in Section 11.2, 11.3 or 11.4 exist; provided that the Trustee shall have no responsibility to refrain from so applying such money unless it shall have actual knowledge of the existence of such condition.

Section 11.6 Subrogation to Rights of Holders of Senior Indebtedness.

      Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 11 (equally and ratably with the holders of all indebtedness of the Company which is not Senior Indebtedness and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal or repurchase price, if any, of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

Section 11.7 Provisions Solely to Define Relative Rights.

      The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall: (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 11 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the Principal or repurchase price, if any, of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 11.8 Trustee to Effectuate Subordination.

      Each Holder of a Note by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

Section 11.9 No Waiver of Subordination Provisions.

      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by the

Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 11.10 Notice to Trustee.

      The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee with respect to the Notes. Notwithstanding the provisions of this
Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; the fact that the Trustee may so rely does not relieve the Holders of their obligations under Section 11.3 to hold in trust any payments received in contravention of Sections 11.2, 11.3 or 11.4.

      Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.11 Reliance on Judicial Order or Certificate of Liquidating Agent.

      Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.1, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12 Trustee Not Fiduciary for Holders of Senior Indebtedness.

      The Trustee shall not be deemed to owe any fiduciary duty to, or be subject to any implied covenants or obligations in favor of, the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

Section 11.13 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 11.14 Article Applicable to Paying Agents.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Section 11.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 11.15 Certain Conversions Deemed Payment.

      For the purposes of this Article 11 only, (a) the issuance and delivery of Junior Securities upon conversion of Notes in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the Principal or repurchase price, if any, of or interest on Notes or on account of the purchase or other acquisition of Notes and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of the Principal of such Note. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of a Holder to convert any Note in accordance with Article 10.

                                   ARTICLE 12.

                               MEETINGS OF HOLDERS

Section 12.1 Action by Holders.

      Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by proxy appointed in writing or
(b) by the record of the Holders voting in favor thereof at any meeting of Holders called and held in accordance with the provisions of this Article 12. Whenever the Company or the Trustee solicits the taking of action by the Holders, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. If a record date is fixed, those and only those Persons who are Holders at the record date so fixed, or their proxies, shall be entitled to take such action regardless of whether they are Holders at the time of such action.

Section 12.2 Purposes for Which Meetings May Be Called.

      A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

            (a) to give any notice to the Company, or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of
      Article 6;

            (b) to remove the Trustee or to appoint a successor Trustee pursuant to the provisions of Article 7;

            (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 9.2; or

            (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 12.3 Manner of Calling Meetings.

      The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.2, to be held at such time and at such place in the City of New York, New York or such other place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, to the Company and to each Holder not less than 10 nor more than 60 days prior to the date fixed for such meeting.

      Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all of the Holders and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.4 Call of Meetings by the Company or Holders.

      In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 12.2, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York for such meeting and may call such meeting for the purpose of taking such action, by giving or causing to be given notice thereof as provided in Section 12.3.

Section 12.5 Who May Attend and Vote at Meetings.

      To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder on the record date for such meeting or, if there is no such record date, on the date of such meeting or (b) a Person appointed by an instrument in writing as proxy for one or more of such Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.6 Regulations May be Made by Trustee; Conduct of the Meeting; Voting
             Rights; Adjournment.

      Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

      The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.4, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

      At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder or proxy, as the case may be; provided, however, that no vote shall be cast or counted at any meeting with respect to any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the proxy to vote on behalf of other Holders. At any meeting of Holders, the presence (in person or by proxy) of Persons holding or representing a majority in aggregate principal amount of the Notes then outstanding shall be sufficient for a quorum. Any meeting of Holders duly called pursuant to the provisions of Section 12.3 or 12.4 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 12.7 Voting at the Meeting and Record to be Kept.

      The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 12.3 or 12.4. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.8 Exercise of Rights of Trustee or Holders May Not Be Hindered or
             Delayed by Call of Meeting.

      Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Section 12.9 Communication by Holders with Other Holders.

      Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                               ARTICLE 13.

                              MISCELLANEOUS

Section 13.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

Section 13.2 Notices.

      Any notice or communication by the Company or the Trustee to the other shall be deemed to have been duly given if given in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

      if to the Company:

                  Kapson Senior Quarters Corp.
                  242 Crossways Park Drive
                  Woodbury, New York  11797
                  Fax No.:  (516) 921-8998
                  Attention:  President

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York  10036
                  Fax No.:  (212) 969-2900
                  Attention:  Arnold J. Levine

      if to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, New York  10286
                  Fax No.  (212) 815-5915
                  Attention:  Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be in writing and shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its last address shown on the Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is given in the manner provided above within the time prescribed, it shall be deemed to have been duly given, whether or not received by the addressee.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.3 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) at the Trustee's request, an Opinion of Counsel stating that, in the opinion of such counsel, the proposed action does not conflict with this Indenture.

Section 13.4 Statements Required in Certificate or Opinion of Counsel.

      Each Officers' Certificate or Opinion of Counsel with respect to compliance or conflicts with a condition or covenant in this Indenture shall include:

            (a) a statement that each Person executing such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of each such Person, such examination or investigation has been made as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with or whether the proposed action is not in conflict with this Indenture, as the case may be; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with or such action does not conflict with this Indenture, as the case may be; provided, however, that an Opinion of Counsel may be based, insofar as it relates to factual matters, on a certificate or certificates of public officials, a legal opinion of counsel employed by the Company or a Subsidiary or a certificate of or representations by an Officer or Officers unless counsel rendering such Opinion of Counsel actually knows that such certificate, legal opinion or representation is erroneous.

Section 13.5 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.6 Legal Holidays.

      If a payment date is not a Business Day at a place of payment, payment may be made at such place of payment on the next succeeding Business Day, and no additional interest shall accrue for the intervening period.

Section 13.7 No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, with respect to or by reason of such obligations or their creation including with respect to any certificate delivered thereunder or hereunder. Each Holder by accepting a Note waives and releases all such liability. The waiver and release contained in this Section
13.7 are part of the consideration for the Company's issuance of the Notes.

Section 13.8 Counterparts.

      This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 13.9 Governing Law.

      THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS
PROVISIONS THEREOF.

Section 13.10 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12 Severability.

      In case any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13 Table of Contents, Headings, Etc.

      The Table of Contents and headings of the Articles and Sections have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                             *     *     *     *

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.


                              KAPSON SENIOR QUARTERS CORP.


                              By:
                                    ---------------------------------
                                    Name:
                                    Title:


                              THE BANK OF NEW YORK, AS TRUSTEE



                              By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                 [Face of Note]

                          KAPSON SENIOR QUARTERS CORP.

                        8% CONVERTIBLE SUBORDINATED NOTES

                           [Global Securities Legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

      THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                   [Institutional Accredited Investor Legend]

      IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                                CUSIP No._______

No._________                                                    $_______________


      Kapson Senior Quarters Corp. promises to pay to _________________________ or registered assigns, the principal sum of _______________________________ Dollars on __________ 1, ______.

      Interest Payment Dates: __________ 1 and __________ 1, commencing __________ 1, ________.

      Record Dates: __________ 15 and __________ 15.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                              KAPSON SENIOR QUARTERS CORP.


                                    By:
                                          ---------------------------------
                                          President

                                    (SEAL)

                                    ATTEST:


                                    By:
                                          ---------------------------------
                                          Secretary

Authentication:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee


By:
    ------------------------------
    Authorized Signatory

Dated:_____________

                                 [Reverse Side]

      Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture dated as of __________, _____ between Kapson Senior Quarters Corp., a Delaware corporation, and The Bank of New York, as trustee, as amended from time to time in accordance with its terms (the "Indenture").

      1.    Interest.

            (a) The Company shall pay interest on the outstanding principal amount of this Note at the rate of 8% per annum from the date of original issuance of any Notes under the Indenture until maturity. The Company will pay interest semi-annually on __________ 1 and __________ 1 of each year commencing __________ 1, ______, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of any Notes under the Indenture; provided, however, that if there is no existing Default in the payment of interest and this Note is authenticated between a record date shown on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal or repurchase price, if any, of the Notes at the rate borne by the Notes and (ii) overdue installments of interest on the Notes at the rate borne by the Notes.

      2. Method of Payment. The Company will pay interest (except defaulted interest) on the Notes to those persons who are Holders at the close of business on the record date shown on the face hereof next preceding the applicable Interest Payment Date (even if such Notes are cancelled after such record date and on or before such Interest Payment Date), except as provided in Section 10.2 of the Indenture. Defaulted interest shall be paid to Holders as of a special record date established for purposes of determining the Holders entitled thereto. The Notes will be payable as to Principal, repurchase price, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, as set forth in the Indenture, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest on the Global Security. Such payment shall be in the currency of the United States of America which at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent, Registrar and Conversion Agent. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any Subsidiary may act in any such capacity.

      4. Indenture. The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust

Indenture Act of 1939 for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $60,000,000 in aggregate principal amount, subject to Section 2.7 of the Indenture.

      5. Optional Redemption by the Company. The Notes are not subject to redemption at the option of the Company prior to July 1, 2000. Thereafter, the Notes will be redeemable at any time prior to maturity at the option of the Company, in whole or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice to the Holders at the redemption prices (expressed as percentages of principal amount) set forth below, in each case together with accrued but unpaid interest, if any, up to but not including the redemption date:

                        After 1,                Percentage
                        --------                ----------

                          2000                    104.00%
                          2001                    102.68%
                          2002                    101.32%
                          2003 and thereafter     100.00%

in each case together with accrued but unpaid interest, if any, up to but not including the redemption date.

      6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemptions with respect to the Notes.

      7. Repurchase at the Option of Holder. Upon a Change of Control, the Company shall offer to repurchase all then outstanding Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date, if any. Within 30 days after a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. A Holder may tender or refrain from tendering all or any portion of such Holder's Notes, at such Holder's discretion, by completing and signing the form entitled "Option of Holder to Elect Repurchase" below and delivering such form, together with the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Paying Agent. Any partial tender of Notes must be made in an integral multiple of $1,000.

      8. Conversion. To convert a Note, the Holder thereof must (i) complete and sign the "Form of Election to Convert" below (unless such Holder is DTC, in which case the customary procedures of DTC will apply), (ii) surrender such Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent and (iv) pay any transfer or similar tax if required by Section 10.6 of the Indenture. A Holder who surrenders this Note for conversion (even if this Note has been called for redemption or a Change of Control Offer has been made) will be paid promptly after such conversion interest accrued but not paid from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of this Note through the date of such conversion. In addition, if this Note (even if this Note has been called for redemption or a Change of Control Offer has been made) is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on this Note scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of this Note at the close of business on such record date. No fractional shares of Common Stock will be issued upon conversion, but an adjustment in cash will be made, as provided in the Indenture, with respect to any fractional share which would otherwise be issuable upon conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock as provided in the Indenture.

      9. Subordination. The Notes are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

      10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the exchange or transfer of any Notes (or portion thereof) during the 15 day period (or shorter) preceding the mailing of a notice of redemption or any Notes (or portion thereof) with respect to which a repurchase election has been tendered and not withdrawn by the Holder thereof in accordance with Section 4.6 of the Indenture.

      11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      12. Amendments and Waivers. Subject to certain exceptions for which the consent of each Holder is required, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default (except a payment default) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

      Amendments and supplements of the Indenture and the Notes may be made by the Company and the Trustee without the consent of any Holder, in part, to: (i) cure any ambiguity, defect or inconsistency (which does not adversely affect the rights of any Holder); (ii) comply with the restriction on mergers, consolidations, and asset sales or with the provisions relating to conversion upon such events; (iii) add to the covenants of the Company further covenants, restrictions, conditions or provisions for the protection of the Holders; (iv) make any change that does not adversely affect the rights of any Holder under the Indenture; (v) comply with requirements of the SEC in order to effect or maintain qualification of the Indenture under the Trust Indenture Act; or (vi) to change the place of payment of Principal or premium or repurchase price, if any, of or interest on the Notes other than within the 48 contiguous states of the United States.

      13. Defaults and Remedies. Events of Default include: (i) failure to pay Principal, or premium, if any, of the Notes when due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) failure to pay any interest on any Notes when it becomes due and payable, continued for ten days, whether or not such payment is prohibited by the subordination provisions of the Indenture;
(iii) failure to perform any other covenant or restriction of the Company in the Indenture, continued for 60 days after written notice to the Company as provided in the Indenture; (iv) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Subsidiaries; (v) failure to perform any covenant or restriction of the Company or its Subsidiaries under any bond, debenture, note or other indebtedness for borrowed money or any mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for borrowed money, which failure shall have resulted in such indebtedness in an aggregate amount exceeding $5.0 million becoming or being declared due or payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled within a period of 30 days after notice of such failure shall have been given to the Company; or (vi) a judgment or order for the payment of an amount equal to at least $2.5 million is rendered against the Company or any of its Subsidiaries and is not vacated, discharged, paid, stayed or bonded pending appeal within 30 days thereof. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may accelerate the maturity of all Notes, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall immediately so accelerate. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes at the request or direction of any of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Company must furnish an annual compliance certificate to the Trustee.

      14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

      15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, with respect to, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release contained in Article 13 of the Indenture are part of the consideration for the Company's issuance of the Notes.

      16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

      18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date hereof between the Company, and Raymond James & Associates, Inc., Forum Capital Markets L.P., Wheat, First Securities, Inc. as representative of the Holders of Notes.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and such Registration Rights Agreement. Requests may be made to:

            Kapson Senior Quarters Corp.
            242 Crossways Park Drive

            Woodbury, New York  11797
            Attention:  President

                    SCHEDULE OF EXCHANGES OF GLOBAL SECURITY
                            FOR DEFINITIVE SECURITIES

      The following exchanges of this Global Security for Definitive Securities have been made:

                                                      Principal Amount
                     Amount of         Amount of       of this Global
                    decrease in       increase in         Security           Signature of
                  Principal Amount  Principal Amount   following such     authorized officer
                   of this Global   of this Global      decrease or          of Trustee or
Date of Exchange      Security         Security          increase)          Notes Custodian
----------------  ----------------  ----------------  -----------------   ------------------



                       FORM OF ELECTION TO CONVERT

      I (we) hereby irrevocably exercise the option to convert this Note, or the portion below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Portion of this Note to be converted
(if partial conversion, $1,000 or an
integral multiple thereof). $_____________

                                Signature:
                                          --------------------------------------
                                       (exactly as your name appears on the face of this Note)

                                Name:___________________________________________

                                Title:__________________________________________

                                Address:________________________________________

                                Phone No.:______________________________________

                                Date:___________________________________________

If shares are to be issued and registered in the name of a Person other than the undersigned, please print the name and address, including zip code, and social security or other taxpayer identification number of such Person below.

                  Name:__________________________________________

                  Address:_______________________________________

                  TIN/Social Security No:________________________

Signature Guaranteed (if Common Stock to be issued to other than registered holders):


By:
   -----------------------------
This signature shall be guaranteed by an eligible guarantor institution with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.

                                 ASSIGNMENT FORM

      (I) or (we) assign and transfer this Note to

________________________________________________________________________________
           (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________ agent to transfer this Note on the Register. The agent may substitute another to act for him.

Date: ____________
                                Signature:
                                          --------------------------------------
                                       (exactly as your name appears on the face of this Note)

                                Name:___________________________________________

                                Title:__________________________________________

                                Address:________________________________________

                                Phone No.:______________________________________

                                Date:___________________________________________




Signature Guaranteed:


By:   ____________________________________
This signature shall be guaranteed by an eligible
guarantor institution with membership in an approved
signature guaranty medallion program pursuant to
SEC Rule 17Ad-15.

 [The following is applicable only if a Restricted Securities Legend appears on the fact of this Note]

      In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

                            [continued on next page]

CHECK ONE BOX BELOW:

|_|   (1)   acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture; or

|_|   (2)   transferred to the Company; or

|_|   (3)   transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

|_|   (4)   transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

|_|   (5)   transferred to an institutional "accredited investor" (as
            defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Company and the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

|_|   (6)   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Company, Trustee or Registrar may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Company, Trustee or Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, including but not limited to the exemption provided by Rule 144 under such Act.


                              Your Name:
                                        ----------------------------------------
                                    (exactly as your name appears on the face of this Note)

                              By:_______________________________________________

                              Title:____________________________________________

                              Date:_____________________________________________

Signature Guaranteed:


By:
   -------------------------------------

This signature shall be guaranteed by an eligible guarantor institution (a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.) with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.


                  OPTION OF HOLDER TO ELECT REPURCHASE

      To elect to have all or part of this Note repurchased by the Company pursuant to Section 4.6 of the Indenture in connection with a Change of Control Offer, state the amount you elect to have repurchased (if all, write "ALL"):
$_____________________.


                              Your Name:
                                        ----------------------------------------
                                    (exactly as your name appears on the face of this Note)

                              By:_______________________________________________

                              Title:____________________________________________

                              Date:_____________________________________________

Signature Guaranteed:


By:
   -------------------------------------
This signature shall be guaranteed by an eligible guarantor institution with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.

                                    EXHIBIT B

                       Transferee Letter of Representation

Kapson Senior Quarters Corp.
242 Crossways Park Drive
Woodbury, New York  11797

Dear Sirs:

      This Certificate is delivered to request a transfer of $___________ principal amount of the 8% Convertible Subordinated Notes (the "Notes") of Kapson Senior Quarters Corp. (the "Company").

      Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

      Name:______________________________________

      Address:___________________________________

      Taxpayer ID Number:________________________

      The undersigned represents and warrant to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"), unless as of such date we are an affiliate of the Company inn which case the Resale Restriction Termination Date shall be the date three months after we cease to be an affiliate of the Company, only (a) so long as the Notes are eligible for resale pursuant to Rule 144A un the Securities Act, to a person we reasonably believe is a qualified institutional buyer, as defined in Rule 144A under the Securities Act (a "QIB") in a transaction complying with the requirements of Rule 144A, (b) in an offshore transaction in accordance with Regulation S under the Securities Act, (c) pursuant to a registration statement which has been declared effective under the Securities Act, (d) to the Company,

(e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $________ or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (b), (e) or (f) above, to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.


                        TRANSFEREE:___________________________


                        BY:___________________________________

                            TABLE OF CONTENTS

                                                                          Page

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE.......................1
      Section 1.1   Definitions..............................................1
      Section 1.2   Other Definitions........................................6
      Section 1.3   Incorporation by Reference of Trust Indenture Act........6
      Section 1.4   Rules of Construction....................................7

ARTICLE 2.  THE NOTES........................................................7
      Section 2.1   Form and Dating..........................................7
      Section 2.2   Execution and Authentication.............................9
      Section 2.3   Registrar, Paying Agent and Conversion Agent.............9
      Section 2.4   Paying Agent to Hold Money in Trust.....................10
      Section 2.5   Holder Lists............................................10
      Section 2.6   Transfer and Exchange...................................10
      Section 2.7   Replacement Notes.......................................15
      Section 2.8   Outstanding Notes.......................................16
      Section 2.9   Treasury Notes..........................................16
      Section 2.10  Temporary Notes.........................................16
      Section 2.11  Cancellation............................................17
      Section 2.12  Defaulted Interest......................................17
      Section 2.13  Deposit of Moneys.......................................18

ARTICLE 3.  REDEMPTION......................................................18
      Section 3.1   Notices to Trustee......................................18
      Section 3.2   Selection of Notes to be Redeemed.......................18
      Section 3.3   Notice of Redemption....................................19
      Section 3.4   Effect of Notice of Redemption; Definition of
                      Redemption Price......................................19
      Section 3.5   Deposit of Redemption Price.............................20
      Section 3.6   Notes Redeemed in Part..................................20

ARTICLE 4.  COVENANTS.......................................................20
      Section 4.1   Payment of Notes........................................20
      Section 4.2   Stay, Extension and Usury Laws..........................20
      Section 4.3   Continued Existence.....................................21
      Section 4.4   Reports.................................................21
      Section 4.5   Taxes...................................................22
      Section 4.6   Change of Control.......................................22
      Section 4.7   Limitation on Dividend Restrictions Affecting
                      Subsidiaries..........................................23
      Section 4.8   Compliance Certificate..................................24
      Section 4.9   Further Assurance to the Trustee........................24

ARTICLE 5.  SUCCESSORS......................................................24
      Section 5.1   When Company May Merge or Sell Assets...................24
      Section 5.2   Successor Substituted...................................25

ARTICLE 6.  DEFAULTS AND REMEDIES...........................................25
      Section 6.1   Events of Default.......................................25
      Section 6.2   Acceleration............................................26
      Section 6.3   Other Remedies..........................................27
      Section 6.4   Waiver of Existing and Past Defaults....................27
      Section 6.5   Control by Majority.....................................27
      Section 6.6   Limitation on Suits.....................................28
      Section 6.7   Rights of Holders to Receive Payment....................28
      Section 6.8   Collection Suit by Trustee..............................28
      Section 6.9   Trustee May File Proofs of Claim........................28
      Section 6.10  Priorities..............................................29
      Section 6.11  Undertaking for Costs...................................29

ARTICLE 7.  TRUSTEE.........................................................29
      Section 7.1   Duties of Trustee.......................................29
      Section 7.2   Rights of Trustee.......................................30
      Section 7.3   Individual Rights of Trustee............................31
      Section 7.4   Trustee's Disclaimer....................................31
      Section 7.5   Notice of Defaults......................................31
      Section 7.6   Reports by Trustee to Holders...........................31
      Section 7.7   Compensation and Indemnity..............................32
      Section 7.8   Replacement of Trustee..................................32
      Section 7.9   Successor Trustee by Merger.............................33
      Section 7.10  Eligibility; Disqualification...........................33
      Section 7.11  Preferential Collection of Claims Against Company.......34

ARTICLE 8.  DISCHARGE OF INDENTURE..........................................34
      Section 8.1   Termination of Company's Obligations....................34
      Section 8.2   Application of Trust Money..............................35
      Section 8.3   Repayment to Company....................................35
      Section 8.4   Reinstatement...........................................35

ARTICLE 9.  AMENDMENTS......................................................36
      Section 9.1   Without Consent of Holders..............................36
      Section 9.2   With Consent of Holders.................................36
      Section 9.3   Compliance with Trust Indenture Act.....................38
      Section 9.4   Revocation and Effect of Consents.......................38
      Section 9.5   Notation on or Exchange of Notes........................38
      Section 9.6   Trustee Protected.......................................38

ARTICLE 10. CONVERSION......................................................39
      Section 10.1  Conversion Privilege....................................39
      Section 10.2  Conversion Procedure....................................39
      Section 10.3  Cash Payments in Lieu of Fractional Shares..............40
      Section 10.4  Adjustment of Conversion Price..........................40
      Section 10.5  Effect of Reclassification, Consolidation, Merger or
                      Sale..................................................44

      Section 10.6  Taxes on Shares Issued..................................45
      Section 10.7  Reservation of Shares; Shares to be Fully Paid;
                      Compliance with Government Requirements;
                      Listing of Common Stock...............................45
      Section 10.8  Responsibility of Trustee Requirements..................45
      Section 10.9  Notice to Holders Prior to Certain Actions..............46

ARTICLE 11. SUBORDINATION...................................................46
      Section 11.1  Agreement to Subordinate................................46
      Section 11.2  Payment Over of Proceeds Upon Dissolution, Etc..........47
      Section 11.3  Prior Payment to Senior Indebtedness Upon Acceleration
                      of Notes..............................................47
      Section 11.4  No Payment When Senior Indebtedness in Default..........48
      Section 11.5  Payment Permitted If No Default.........................48
      Section 11.6  Subrogation to Rights of Holders of Senior
                      Indebtedness..........................................49
      Section 11.7  Provisions Solely to Define Relative Rights.............49
      Section 11.8  Trustee to Effectuate Subordination.....................49
      Section 11.9  No Waiver of Subordination Provisions...................49
      Section 11.10 Notice to Trustee.......................................50
      Section 11.11 Reliance on Judicial Order or Certificate of
                      Liquidating Agent.....................................50
      Section 11.12 Trustee Not Fiduciary for Holders of Senior
                      Indebtedness..........................................51
      Section 11.13 Rights of Trustee as Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights........................51
      Section 11.14 Article Applicable to Paying Agents.....................51
      Section 11.15 Certain Conversions Deemed Payment......................51

ARTICLE 12. MEETINGS OF HOLDERS.............................................51
      Section 12.1  Action by Holders.......................................52
      Section 12.2  Purposes for Which Meetings May Be Called...............52
      Section 12.3  Manner of Calling Meetings..............................52
      Section 12.4  Call of Meetings by the Company or Holders..............53
      Section 12.5  Who May Attend and Vote at Meetings.....................53
      Section 12.6  Regulations May be Made by Trustee; Conduct of the
                      Meeting; Voting Rights; Adjournment...................53
      Section 12.7  Voting at the Meeting and Record to be Kept.............54
      Section 12.8  Exercise of Rights of Trustee or Holders May Not
                      Be Hindered or Delayed by Call of Meeting.............54
      Section 12.9  Communication by Holders with Other Holders.............54

ARTICLE 13. MISCELLANEOUS...................................................54
      Section 13.1  Trust Indenture Act Controls............................54
      Section 13.2  Notices.................................................55
      Section 13.3  Certificate and Opinion as to Conditions Precedent......56
      Section 13.4  Statements Required in Certificate or Opinion of
                      Counsel...............................................56
      Section 13.5  Rules by Trustee and Agents.............................56
      Section 13.6  Legal Holidays..........................................57
      Section 13.7  No Recourse Against Others..............................57
      Section 13.8  Counterparts............................................57
      Section 13.9  Governing Law...........................................57

      Section 13.10 No Adverse Interpretation of Other Agreements...........57
      Section 13.11 Successors..............................................57
      Section 13.12 Severability............................................57
      Section 13.13 Table of Contents, Headings, Etc........................58


EXHIBITS

Exhibit A - Form of Note

Exhibit B - Transferee Letter of Representation

      THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                                                      EXHIBIT 25
================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

---------------------------------------------

                                  THE BANK OF NEW YORK
                   (Exact name of trustee as specified in its charter)

New York                                        13-5160382
(State of incorporation                         (I.R.S. employer
if not a U.S. national bank)                    identification no.)

48 Wall Street, New York, N.Y.                  10286
(Address of principal executive offices)        (Zip code)

---------------------------------------------

                          KAPSON SENIOR QUARTERS CORP.
               (Exact name of obligor as specified in its charter)

Delaware                                        11-3323503
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

242 Crossways Park West
Woodbury, New York                              11797
(Address of principal executive offices)        (Zip code)

                             ----------------------

                        8% Convertible Subordinated Notes
                       (Title of the indenture securities)

================================================================================

1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

    ----------------------------------------------------------------------------
       Name                                              Address
    ----------------------------------------------------------------------------

    Superintendent of Banks of the State of           2 Rector Street, New York,
                                                      New York, N.Y. 10006,
                                                      and Albany, N.Y. 12203

    Federal Reserve Bank of New York                  33 Liberty Plaza,
                                                      New York, N.Y. 10045

    Federal Deposit Insurance Corporation             Washington, D.C. 20429

    New York Clearing House Association               New York, New York 10005

    (b)   Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

    6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

    7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

      THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                    SIGNATURE

      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the ___ day of ______, 19__.


                                         THE BANK OF NEW YORK



                                         By:
                                             ---------------------------------
                                             Name:  MARY LAGUMINA
                                             Title: ASSISTANT VICE PRESIDENT

                                                           Exhibit 7 to Form T-1

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286

                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..............................................   $ 4,404,522
  Interest-bearing balances ......................................       732,833
Securities:
  Held-to-maturity securities ....................................       789,964
  Available-for-sale securities ..................................     2,005,509
Federal funds sold in domestic offices of the bank:
Federal funds sold ...............................................     3,364,838
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .......................................................    28,728,602
  LESS: Allowance for loan and
    lease losses .................................................       584,525
  LESS: Allocated transfer risk
    reserve ......................................................           429
    Loans and leases, net of unearned
    income, allowance, and reserve ...............................    28,143,648
Assets held in trading accounts ..................................     1,004,242
Premises and fixed assets (including
  capitalized leases) ............................................       605,668
Other real estate owned ..........................................        41,238
Investments in unconsolidated
  subsidiaries and associated
  companies ......................................................       205,031
Customers' liability to this bank on
  acceptances outstanding ........................................       949,154
Intangible assets ................................................       490,524
Other assets .....................................................     1,305,839
                                                                     -----------
Total assets .....................................................   $44,043,010
                                                                     ===========

LIABILITIES
Deposits:
  In domestic offices ............................................   $20,441,318
  Noninterest-bearing ............................................     8,158,472
  Interest-bearing ...............................................    12,282,846
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...............................    11,710,903
  Noninterest-bearing ............................................        46,182
   Interest-bearing ..............................................    11,664,721
Federal funds purchased in
  domestic offices of the
  bank:

  Federal funds purchased ......................................      1,565,288
Demand notes issued to the U.S. ................................
  Treasury .....................................................        293,186
Trading liabilities ............................................        826,856
Other borrowed money:
  With original maturity of one year
    or less ....................................................      2,103,443
  With original maturity of more than
    one year ...................................................         20,766
Bank's liability on acceptances exe-
  cuted and outstanding ........................................        951,116
Subordinated notes and debentures ..............................      1,020,400
Other liabilities ..............................................      1,522,884
                                                                   ------------
Total liabilities ..............................................     40,456,160
                                                                   ------------

EQUITY CAPITAL
Common stock ...................................................        942,284
Surplus ........................................................        525,666
Undivided profits and capital
  reserves .....................................................      2,129,376
Net unrealized holding gains
  (losses) on available-for-sale
  securities ...................................................         (2,073)
Cumulative foreign currency transla-
  tion adjustments .............................................         (8,403)
                                                                   ------------
Total equity capital ...........................................      3,586,850
                                                                   ------------
Total liabilities and equity
  capital ......................................................   $ 44,043,010
                                                                   ============

      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

      Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

      J. Carter Bacot     |
      Thomas A. Renyi     |     Directors
      Alan R. Griffith    |